                                                                   EXHIBIT 10.26



                                TABLE OF CONTENTS

                                                                                                               Page
                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

Section 1.01.     Purchased Assets...............................................................................1
Section 1.02.     Effective Date.................................................................................2
Section 1.03.     Excluded Assets................................................................................2
Section 1.04.     Permitted Encumbrances.........................................................................3

                                 PURCHASE PRICE

Section 2.01.     Consideration..................................................................................4
Section 2.02.     Preliminary Settlement Statement...............................................................4

                                     CLOSING

Section 3.01.     The Closing....................................................................................4
Section 3.02.     Seller's Closing Deliveries....................................................................4
Section 3.03.     Purchaser's Closing Deliveries.................................................................5
Section 3.04.     Payment at Closing.............................................................................5

                         REPRESENTATIONS AND WARRANTIES

Section 4.01.     Representations and Warranties of Purchaser....................................................5
Section 4.02.     Representations and Warranties of Seller.......................................................6
Section 4.03.     Disclaimer.....................................................................................8

                      OPERATIONS PRIOR TO THE CLOSING DATE

Section 5.01.     Operation of Properties Pending the Closing Date...............................................9


                                   ARTICLE VI

              ACCESS TO PURCHASED ASSETS PRIOR TO THE CLOSING DATE

Section 6.01.     Records and Personnel.........................................................................10

                                   ARTICLE VII

                            ASSUMPTION AND INDEMNITY

Section 7.01.     Seller's Obligations and Liabilities..........................................................10
Section 7.02.     Purchaser's Obligations and Liabilities.......................................................10

                                  TITLE MATTERS

Section 8.01.     Warranty of Title.............................................................................11
Section 8.02.     Title Defects.................................................................................11

                                  ENVIRONMENTAL

Section 9.01.     Availability of Data to Purchaser; Phase I Environmental Audit................................12
Section 9.02.     Environmental Defects.........................................................................12


                                    ARTICLE X

                        CONDITIONS TO OBLIGATION TO CLOSE

Section 10.01.    Conditions to Obligation of Seller............................................................13
Section 10.02.    Conditions to Obligation of Purchaser.........................................................14


                                   ARTICLE XI

             REMEDIES FOR BREACHES OF THIS AGREEMENT OR FOR DEFECTS

Section 11.01.    Survival of Representations and Warranties....................................................14
Section 11.02.    Indemnification Provisions for the Benefit of Purchaser.......................................15
Section 11.03.    Indemnification Provisions for Benefit of the Seller..........................................15
Section 11.04.    Matters Involving Third Parties...............................................................15
Section 11.05.    Determination of Losses.......................................................................16
Section 11.06.    Effect of Indemnification Provisions..........................................................16
Section 11.07.    Negligence, Etc...............................................................................16
Section 11.08.    Concurrent Liability..........................................................................16


                                   ARTICLE XII

                                   TERMINATION

Section 12.01.    Termination of Agreement......................................................................17
Section 12.02.    Effect of Termination.........................................................................17

                                  ARTICLE XIII

                             POST-CLOSING COVENANTS

Section 13.01.    Seller's Obligations..........................................................................17
Section 13.02.    Purchaser's Obligations.......................................................................18


                                   ARTICLE XIV

                                EFFECT OF CLOSING

Section 14.01.    Post-Closing Adjustments......................................................................19


                                   ARTICLE XV

                            CONFIDENTIALITY AGREEMENT

Section 15.01.    Confidentiality...............................................................................21


                                   ARTICLE XVI

                         CASUALTY LOSS AND CONDEMNATION

Section 16.01.    Casualty Loss.................................................................................22


                                  ARTICLE XVII

                                  MISCELLANEOUS

Section 17.01.    Trial Waivers.................................................................................22
Section 17.02.    Binding Arbitration...........................................................................23
Section 17.03.    Press Releases and Public Announcements.......................................................24
Section 17.04.    Entire Agreement; Amendment...................................................................24
Section 17.05.    Successors and Assigns........................................................................24
Section 17.06.    Facsimile; Counterparts.......................................................................24
Section 17.07.    Headings......................................................................................25
Section 17.08.    Governing Law.................................................................................25
Section 17.09.    Legal Fees and Costs..........................................................................25
Section 17.10.    Schedules, Exhibits and Other Instruments.....................................................25
Section 17.11.    Waiver........................................................................................25
Section 17.12.    Resignation as Operator.......................................................................25
Section 17.13.    Notices.......................................................................................26
Section 17.14.    Severability..................................................................................26
Section 17.15.    No Third-Party Beneficiaries..................................................................27
Section 17.16.    Construction..................................................................................27

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into the 22nd day of February, 2000, by and between NEBRASKA PUBLIC GAS AGENCY, a body politic and corporate under the laws of the State of Nebraska ("Seller"), and HUMPHREY-HILL, L.P. a Texas limited partnership ("Purchaser"). Seller and Purchaser are sometimes hereinafter referred to individually as a "Party" and collectively as "Parties." Capitalized terms used in this Agreement have the respective meanings ascribed to them or referenced in EXHIBIT A attached hereto.

                                    RECITALS

         A. Seller owns interests in certain oil and gas leases covering certain lands in Pecos County, Texas and in wells and related leasehold equipment located on the leases.

         B. Purchaser intends and desires to purchase from Seller, and Seller intends and desires to sell to Purchaser, all of Seller's right, title and interest in Pecos County, Texas, pursuant to the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained in this Agreement, the Parties agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         SECTION 1.01. PURCHASED ASSETS. At Closing, in reliance upon the representations, warranties and agreements, and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Seller for the consideration set forth in ARTICLE II hereof, all of Seller's right, title and interest in the hereinafter described properties and interests in Pecos County, Texas, as such right, title and interest existed on the Effective Date, excluding the Excluded Assets (as defined in SECTION 1.03 below), but including the following assets (all such assets, rights, title and interests being conveyed to Purchaser hereby are collectively called the "Purchased Assets"):

                  (a) LEASES. Seller's interests in any and all oil and gas leases covering lands lying within the boundaries of the units described on EXHIBIT B attached hereto ("Lands") whether such leases are described on EXHIBIT B together with all mineral, royalty, overriding royalty or other interests in the oil gas and other minerals in the Lands (collectively, the "Leases");

                  (b) WELLS. Seller's interests in the wells located on the Lands, as set forth on EXHIBIT C attached hereto (collectively, the "Wells");

                  (c) EQUIPMENT. Seller's interests in the Equipment located on the Lands as set forth on EXHIBIT D attached hereto (collectively, the "Equipment");

                  (d) UNITS. Seller's interest in the Units covering the Lands and subject to the Leases;

                  (e) LICENSES AND PERMITS. Seller's interest in all licenses and permits which relate to the Leases, Wells, Lands, Equipment and Units (collectively, the "Licenses");

                  (f) CONTRACTS. Seller's interest in contracts and other instruments (other than bonds posted by Seller) which concern and relate to any of the Leases, Wells, Lands, Units and/or Equipment or the operation thereof, INSOFAR AND ONLY INSOFAR as the same concern or relate to the Purchased Assets, including without limitation, oil, gas and condensate purchase and sale contracts; permits; rights-of-way; easements; servitudes; estates; surface leases; farmin and farmout agreements; division orders and transfer orders; bottom hole agreements; dry hole agreements; area-of mutual interest agreements; salt water disposal agreements; geologic and geophysical agreements; acreage contribution agreements; operating agreements; balancing agreements and unit agreements; pooling agreements; pooling orders; communitization agreements; processing, gathering, compression and transportation agreements; facilities or equipment leases relating thereto or used or held for use in connection with the ownership or operation thereof or with the production, treatment, sale or disposal of Hydrocarbons; and all other contracts and agreements related to the Purchased Assets, including but not limited to the contracts described on EXHIBIT E attached hereto (collectively, the "Contracts");

                  (g) RECORDS. Seller's Records and, to the extent transferable, all other contract rights, intangible rights (excluding Seller's trademarks and service marks), inchoate rights, choses in action, rights under warranties made by prior owners, manufacturers, vendors or other third parties, and rights accruing under applicable statutes of limitation or prescription, attributable to the Purchased Assets; and

                  (h) PAYMENTS. Seller's interest in all payments, and all rights to receive payments (including without limitation, all royalties, overriding royalties and production payments), with respect to the ownership of the production of Hydrocarbons from, or the conduct of operations with respect to, the Purchased Assets and the interests to be conveyed to Purchaser hereunder, accruing after the Effective Date.

         SECTION 1.02. EFFECTIVE DATE. The effective date of the transfer of the Purchased Assets (the "Effective Date") and the production and costs attributable thereto shall be January 1, 2000 at 7:00 a.m. Central Standard Time. All payments for production sold prior to the Effective Date shall belong to and shall be paid to Seller, and all payments for production sold on and after the Effective Date shall belong to and shall be paid to Purchaser.

         SECTION 1.03. EXCLUDED ASSETS. Except as specifically set forth in
SECTION 1.01, the following assets, real, personal and mixed, tangible and intangible, owned by Seller or its Affiliates, whether or not associated with or employed in the operations of the Purchased Assets, (collectively "Excluded Assets") are not intended by the Parties to be a part of the sale and purchase contemplated hereunder and are, excepted, reserved and excluded from the Purchased Assets:

                  (a) All cash, deposits, checks, funds, accounts receivable, notes receivable, or similar items attributable to the Purchased Assets with respect to any period of time prior to the Effective Date, except for those funds in suspense accounts to be delivered to Purchaser pursuant to SECTION 13.01(b) of this Agreement;

                  (b) All Hydrocarbon production from or attributable to the Purchased Assets with respect to all periods prior to the Effective Date and all proceeds attributable thereto, and all Hydrocarbons that, at the Effective Date, are owned by Seller and are in storage or otherwise held in inventory and all proceeds attributable thereto; and

                  (c) Purchased Assets retained by Seller because of the failure to obtain, comply with or otherwise satisfy a Transfer Requirement.

         SECTION 1.04. PERMITTED ENCUMBRANCES. Seller shall transfer, convey and assign the Purchased Assets to Purchaser free and clear of any and all liens and encumbrances, except the following (collectively, "Permitted Encumbrances"):

                  (a) liens for taxes not yet due or, if due, being challenged in good faith by appropriate proceedings;

                  (b) materialmen's, mechanic's and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent and that will be paid or discharged in the ordinary course of business or, if delinquent, that are being contested in good faith in the ordinary course of business;

                  (c) easements, rights-of-way, servitudes, permits, surface leases, and other rights granted to or reserved for third parties in respect of surface operations that do not materially interfere with operations of the portion of the Purchased Assets burdened thereby;

                  (d) rights reserved to or vested in any governmental authority to control or regulate any of the Leases, Wells or Units and all applicable laws, rules, regulations and orders of such authorities;

                  (e) any Title Defects that Purchaser may have expressly waived in writing or which are deemed to have been waived under this Agreement;

                  (f) liens arising under operating agreements, unitization and pooling agreements, orders and statutes and production sales contracts securing amounts not yet due or, if due, being contested in good faith in the ordinary course of business;

                  (g) the terms and conditions of the Leases and the Contracts;

                  (h) royalties, overriding royalties, net profits interests, production payments, reversionary interests, and similar interests;

                  (i) conventional rights of reassignment requiring notice to the holders of the rights prior to surrendering or releasing a leasehold interest;

                  (j) calls on production exercisable only at prices substantially equivalent to then current fair market value; and

                  (k) all rights to consent by, required notices to, filings with or other actions by governmental entities in connection with the conveyance of oil and gas leases or interests therein, if they are customarily obtained subsequent to the conveyance.

                                   ARTICLE II


                                 PURCHASE PRICE

         SECTION 2.01. CONSIDERATION. The aggregate consideration to be paid by Purchaser to Seller for the Purchased Assets shall be Ten Million Two Hundred Thousand Dollars ($10,200,000.00) ("Purchase Price"). Seller acknowledges receipt of One Hundred Thousand Dollars ($100,000.00) ("Down Payment") from Purchaser which is non-refundable, except as expressly provided in Sections 8.02, 9.02 12.01, 14.01(f) and 16.01, and shall be applied to the Purchase Price at Closing.

         SECTION 2.02. PRELIMINARY SETTLEMENT STATEMENT. No later than three (3) days before Closing, Seller will deliver to Purchaser a closing settlement statement (the "Preliminary Settlement Statement") setting forth the Purchase Price as adjusted under this Agreement by the Down Payment and by revenue received, operating and maintenance expenses, ad valorem taxes, severance taxes, federal excise and energy taxes, crude oil inventories, state and local sales and use taxes, and other adjustments set forth in this Agreement, to the extent this information is available at Closing (the Purchase Price as adjusted shall be referred to herein as the "Closing Amount"). Seller will use the ad valorem tax liability for the previous year if the liability for the current year is not yet available and determine the oil inventory value at the Effective Date. The Parties shall undertake to agree with respect to the adjustments to the Purchase Price which are set forth on the Preliminary Settlement Statement prior to the Closing.

                                  ARTICLE III


                                     CLOSING

         SECTION 3.01. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on March 24, 2000 (or if the conditions to the Closing shall not have been satisfied or waived by such date, then as soon as practicable thereafter, but in no event later than April 30,
2000) (the "Closing Date"), at the offices of Kutak Rock, 717 Seventeenth Street, Suite 2900, Denver, Colorado 80202-3329 or at such other time or place as the Parties hereto shall agree in writing.

         SECTION 3.02. SELLER'S CLOSING DELIVERIES. Subject to the conditions set forth in this Agreement, at the Closing, simultaneous with Purchaser's deliveries hereunder, Seller shall deliver or cause to be delivered to Purchaser the Conveyance Documents in the form set forth on EXHIBIT F and all other documents, certificates and instruments set forth on EXHIBIT G, all in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel.

         SECTION 3.03. PURCHASER'S CLOSING DELIVERIES. Subject to the conditions set forth in this Agreement, at the Closing, simultaneous with Seller's deliveries hereunder, Purchaser shall deliver or cause to be delivered to Seller all of the documents, certificates and instruments set forth on EXHIBIT H, all in form and substance reasonably satisfactory to Seller and Seller's counsel.

         SECTION 3.04. PAYMENT AT CLOSING. Purchaser shall deliver the Closing Amount by direct bank or wire transfer to NBC Bank Lincoln, 1248 "O" Street, Lincoln, NE 68501-2409; ABA Routing Number 104000045 for credit to NPGA Revenue Account No. 00637557 Attn: Leslie Gibbens and Roger Mock.

                                   ARTICLE IV


                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date, as follows:

                  (a) ORGANIZATION OF PURCHASER. Purchaser is a Texas limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas.

                  (b) AUTHORIZATION OF TRANSACTION. Purchaser has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms and conditions except as such enforceability may be limited by or subject to (i) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except for (A) consents of, or filings with, the United States Department of Interior or other governmental agency or the applicable state or Indian agencies or authorities in connection with the assignment of any federal, state, or Indian leases or any interest therein, and (B) other Transfer Requirements which are applicable to the transactions contemplated by this Agreement, Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent or approval of, any government or governmental agency or any other person or entity in order to consummate the transactions contemplated by this Agreement.

                  (c) NONCONTRAVENTON. There are no judicial or administrative actions or proceedings pending or, to the best of Purchaser's Knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by Purchaser in connection with this Agreement or that, if adversely determined, would be a Material Adverse Event with respect to Purchaser's ability to perform its obligations under this Agreement.

                  (d) RELIANCE BY PURCHASER. Purchaser acknowledges that in entering into this Agreement, it has relied solely upon the express representations, warranties and covenants in this Agreement and its independent investigation of, and judgment with respect to, the aggregate value of the Purchased Assets, and in this regard Purchaser has retained and is relying solely on the advice of its own legal, tax, economic, engineering, geological and geophysical advisors. Purchaser hereby acknowledges and affirms that it has made its own independent investigation, analysis and evaluation of the Purchased Assets (including its own estimate and appraisal of the extent and value of the oil and gas reserves represented by the Purchased Assets).

                  (e) FINANCIAL ABILITY. Purchaser has, and will have upon the Closing Date and thereafter sufficient cash, available lines of credit or other sources of immediately available good funds to enable it to make payment when due of any amounts to be paid by it hereunder and to operate the Purchased Assets and comply with its obligations with respect to the Purchased Assets after the Closing.

                  (f) BROKER'S FEES. Purchaser has incurred no liability, contingent or otherwise, for brokers' or finders' fees with respect to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

                  (g) TEXAS DECEPTIVE TRADE PRACTICES ACT WAIVER. Purchaser (i) represents and warrants to Seller that it (A) is acquiring the Purchased Assets for commercial or business use, and (B) has knowledge and experience in financial and business matters such that enable it to evaluate the merits and risks of the transactions contemplated by this Agreement and is not in a significantly disparate bargaining position with respect to Seller; and (ii) hereby unconditionally and irrevocably waives any and all rights or remedies it may have under the Deceptive Trade Practices - Consumer Protection Act of the State of Texas, Tex. Bus. & Com. Code Section 17.41, et seq., other than any of the provisions of Section 17.555 of such Act, if such Act would for any reason be deemed applicable to the transactions contemplated hereby.

         SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser that:

                  (a) ORGANIZATION OF SELLER. Seller is a body politic and corporate, duly organized, validly existing and in good standing under the laws of the State of Nebraska.

                  (b) AUTHORIZATION OF TRANSACTION. Seller has all requisite corporate power and authority to enter in to this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by or subject to (i) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except for (A) consents of, or filings with, the United States Department of Interior or other governmental agency or the applicable state or Indian agencies or authorities in connection with the assignment of any federal, state, or Indian leases or any interest therein, and (B) other Transfer Requirements which are applicable to the transactions contemplated by this Agreement,

         Seller need not give any notice to, make any filing with, or obtain any authorization, consent or approval of, any government or governmental agency or any other person or entity in order to consummate the transactions contemplated by this Agreement.

                  (c) NONCONTRAVENTON. There are no judicial or administrative actions, proceedings pending or, to the best of Seller's Knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by Seller in connection with this Agreement or that, if adversely determined, would be a Material Adverse Event with respect to Seller's ability to perform its obligations under this Agreement.

                  (d) BROKER'S FEES. Seller has incurred no liability, contingent or otherwise, for broker's or finder's fees with respect to the transactions contemplated by this Agreement for which Purchaser shall have any responsibility whatsoever.

                  (e) LITIGATION AND CLAIMS. Except as shown on SCHEDULE 4.02(e), since the Effective Date there have not been any, and as of the date of this Agreement, there are no lawsuits, orders, decrees, injunctions or administrative, arbitration or other proceedings, pending or, to the Knowledge of Seller, threatened against Seller related to the Purchased Assets ("Litigation and Claims").

                  (f) ENCUMBRANCES. Except as shown on SCHEDULE 4.02(f), Seller has not mortgaged, assigned, sold, or otherwise conveyed or encumbered title to the Purchased Assets; and will not do so prior to Closing except as permitted by the terms of this Agreement and Seller is not contesting any liens or charges referred to in SECTION 1.04(b) OR (f).

                  (g) TAXES. Seller has paid or caused to be paid all federal, state, and local taxes, rates and like assessments for periods prior to the Closing Date that have become due and payable which, if not so paid, could result in a lien or encumbrance upon the Purchased Assets, including excise, property, ad valorem, franchise, severance and production taxes; but not including (i) taxes, rates and like assessments which are being contested in good faith, as shown on
         SCHEDULE 4.02(g), (ii) taxes not yet due and payable and (iii) taxes which are the responsibility of Purchaser.

                  (h) NO VIOLATIONS. Except as listed on SCHEDULE 4.02(h), to Seller's knowledge, Seller has not violated or received notice of probable violation of any state or federal laws, regulations, rules or orders promulgated by any federal, state or local regulatory agency or governmental authority which, if adversely decided, would be a Material Adverse Event with respect to the Purchased Asset or the revenues attributable thereto;

                  (i) TAKE-OR-PAY. Seller has not made and will not make from the date hereof to the Closing Date, any agreement relating to the Purchased Assets which would require Purchaser, following Closing, to
         (i) deliver gas paid for, but not taken from production, prior to Closing, or (ii) make a cash payment to a buyer of gas for reimbursement or recoupment of prior take-or-pay payments which cannot be accomplished through such buyer taking gas production.

                  (j) ROYALTIES. Except as listed on SCHEDULE 4.02(j), to Seller's Knowledge, all rentals, royalties, overriding royalties and other payments in or measured by production to be paid by Seller with respect to the Purchased Assets have been timely, properly and fully paid, except for those funds held in or allocated to suspense accounts in the ordinary course of business which will be remitted to Purchaser pursuant to SECTION 13.01(b) hereof.

                  (k) PERMITS AND LICENSES. Except as listed on SCHEDULE 4.02(k), to the Knowledge of Seller, Seller has obtained and currently holds all permits, licenses, approvals and authorizations which are required under federal, state or local law, rules and regulations in order to own and operate the Purchased Assets and, except for those items referred to in SCHEDULE 4.02(k), no such permit, license, approval or authorization restricts Seller from selling or otherwise transferring to Purchaser Seller's interest in the Purchased Assets.

                  (l) GOVERNMENTAL AUDITS. Except as listed on SCHEDULE 4.02(l), there are no pending or, to the Knowledge of Seller, threatened, audits related to Seller's activities with respect to the Purchased Assets by any local, state or federal department or agency.

                  (m) GAS BALANCES. To the best of Seller's Knowledge, SCHEDULE 4.02(m) lists the status of the gas balances with respect to the Purchased Assets as of the Effective Date.

                  (n) ENVIRONMENTAL MATTERS. Except as listed on SCHEDULE 4.02(n), to the best of Seller's knowledge without inquiry, there exist no Environmental Matters with respect to the Purchased Assets.

         SECTION 4.03. DISCLAIMER.

                  (a) Seller makes no warranty, and hereby disclaims any warranty, as to the amount, value, quality, or deliverability of petroleum, natural gas, or other reserves attributable to the Purchased Assets or any portions thereof, or any geological, engineering, or other interpretations or economic evaluations of any kind or nature whatsoever.

                  (b) Many of the leasehold estates being sold and purchased hereunder are in existence only by reason of production. While Seller believes said production to be in paying quantities, it makes no representation to that effect. Purchaser must make its own determination as to whether the Leases are currently in force and effect in accordance with their respective provisions.

                  (c) EXCEPT FOR THE WARRANTY PROVIDED IN SECTION 4.02(F) OF THIS AGREEMENT, THE PURCHASED ASSETS SHALL BE ASSIGNED AND CONVEYED BY SELLER TO PURCHASER WITHOUT ANY WARRANTY OF TITLE, EITHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE OR OTHERWISE, EXCEPT THAT SELLER WARRANTS ITS TITLE TO THE PURCHASED ASSETS AGAINST PERSONS OR PARTIES CLAIMING TITLE BY, THROUGH OR UNDER SELLER.

                  (d) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL TANGIBLE PERSONAL PROPERTY, EQUIPMENT, FIXTURES, AND APPURTENANCES CONSTITUTING A PORTION OF THE PURCHASED ASSETS ARE SOLD BY SELLER TO PURCHASER "AS IS" AND "WHERE IS." WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATE PRECEDING SENTENCE, SELLER EXPRESSLY DISCLAIMS AND NEGATES AS TO TANGIBLE PERSONAL PROPERTY, IMPROVEMENTS, AND FIXTURES, ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE OR OTHERWISE, AS TO THE MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, AND/OR CONDITION THEREOF.

                  (e) SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, RECORDS OR DATA NOW, HERETOFORE, OR HEREAFTER MADE AVAILABLE TO PURCHASER IN CONNECTION WITH THE AGREEMENT, INCLUDING WITHOUT LIMITATION ANY DESCRIPTION OF THE PURCHASED ASSETS, PRICING ASSUMPTIONS, POTENTIAL FOR PRODUCTION OF HYDROCARBONS FROM THE PURCHASED ASSETS, OR ANY OTHER MATTERS CONTAINED IN ANY MATERIAL FURNISHED BY SELLER TO PURCHASER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES.

                  (f) The Parties agree that the disclaimers of warranty are "conspicuous" disclaimers for purposes of any applicable law, rule or order.

                                   ARTICLE V


                      OPERATIONS PRIOR TO THE CLOSING DATE

         SECTION 5.01. OPERATION OF PROPERTIES PENDING THE CLOSING DATE.

                  (a) Prior to the Closing Date, Seller agrees, unless specifically waived by Purchaser in writing, to:

                           (i) maintain and operate the Purchased Assets, to the
                  extent Seller is an operator, or to use reasonable efforts to cause the Purchased Assets to be maintained and operated by the operator thereof, in a good and workmanlike manner and in substantially the same manner as Seller has heretofore operated the same, to the extent Seller is an operator;

                           (ii) notify Purchaser of any notice or threatened
                  notice of which Seller becomes aware relating to any default;

                           (iii) timely pay all costs and expenses incurred by
                  it in connection with the Purchased Assets subject to repayment by Purchaser for all such costs and expenses incurred by Seller after the Effective Date as set forth in
                  SECTION 7.02 and 14.01; and

                           (iv) not encumber, sell or otherwise dispose of any
                  of the Purchased Assets.

                  (b) Any Authorization for Expenditure ("AFE") circulated to Seller after the date of this Agreement will be transmitted to Purchaser. Seller and Purchaser shall thereafter determine, within the time required by the AFE, whether to consent or go non-consent to the AFE. If Seller determines to go non-consent but Purchaser determines to consent to any such AFE then Purchaser will assume all responsibility with respect to such AFE, including payments required thereunder, regardless of whether or not Purchaser consummates the transaction contemplated by this Agreement. Purchaser shall acquire no right to receive any interest or refund for amounts paid by it if the transaction is not consummated for any reason. However, Purchaser shall be responsible to Seller for any interest forfeited or penalty charged due to Purchaser's decision concerning an AFE.

                  (c) Seller will grant no waiver or consents with respect to any rule or regulation of the Railroad Commission of Texas.

                                   ARTICLE VI

              ACCESS TO PURCHASED ASSETS PRIOR TO THE CLOSING DATE

         SECTION 6.01. RECORDS AND PERSONNEL. Following the execution hereof, Seller shall afford Purchaser and its duly authorized representatives access at all reasonable times during normal business hours to all books, records, documents and other information concerning the Purchased Assets or relating to Seller's interest therein.

                                  ARTICLE VII

                            ASSUMPTION AND INDEMNITY

         SECTION 7.01. SELLER'S OBLIGATIONS AND LIABILITIES. Seller agrees to pay, perform, fulfill and discharge all legitimate claims, obligations, taxes, costs and expenses relating to Seller's ownership or operation of the Purchased Assets arising prior to the Effective Date, and agrees to indemnify, defend and hold Purchaser harmless from and against any and all Losses, claims, cause of action or judgment of any kind or character with respect to all liabilities and obligations arising out of the ownership or operation of the Purchased Assets that are asserted prior to the Effective Date.

         SECTION 7.02. PURCHASER'S OBLIGATIONS AND LIABILITIES. From and after the Effective Date, Purchaser shall assume all expenses and responsibility for compliance with the terms of the Leases (including payment of all rentals, minimum royalties or shut-in royalty payments), Wells, Equipment, Units, Licenses, Contracts and any other agreements affecting the Purchased Assets and Purchaser also shall assume all responsibility for compliance with regulatory requirements affecting the Purchased Assets, including Environmental Liabilities, Environmental Matters and the obligation to properly plug and abandon the Wells and perform all reclamation requirements (collectively, "Assumed Liabilities"). Purchaser shall provide proof of compliance with local, state and federal bonding requirements at Closing and shall execute all forms required by any governmental authority to transfer operations and responsibility to Purchaser.

         Purchaser agrees to pay, perform, fulfill and discharge all Losses, claims and obligations relating to the ownership or operation of the Purchased Assets arising from and after the Effective Date, and agrees to indemnify, defend and hold Seller harmless from and against any and all claims, Losses, cause of action or judgment of any kind or character with respect to all liabilities and obligations arising out of the ownership or operation of the Purchased Assets asserted on and after the Effective Date, including without limitation, the Assumed Liabilities and Seller assigns and Purchaser shall be subrogated to any and all claims, rights, causes of action, and warranties against or by any other person or persons, arising out of, in connection with or due under the Leases, Contracts and any other related agreement in existence on the Effective Date.

                                  ARTICLE VIII

                                  TITLE MATTERS

         SECTION 8.01. WARRANTY OF TITLE. At the Closing, Seller shall convey to Purchaser all of the Purchased Assets. Such conveyance shall be subject to the Permitted Encumbrances and WITHOUT ANY WARRANTY OF TITLE, EITHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE OR OTHERWISE, except for the warranty provided in SECTION 4.02(f) of this Agreement and except for the warranty of title as to persons claiming by, through and under Seller contained in the Conveyance Documents delivered pursuant to SECTION 3.02.

         SECTION 8.02. TITLE DEFECTS. Seller has made available to Purchaser all title data in Seller's possession and its lease and well files relating to the Purchased Assets including title opinions, title curative data or any other title data not now in Purchaser's possession. Purchaser shall be responsible for satisfying itself as to the status of title to the Purchased Assets, and any further title examination, investigation or curative efforts that Purchaser may desire to make shall be at Purchaser's sole cost and expense. Purchaser shall promptly notify Seller in writing of any Title Defect, but no later than seven
(7) days prior to the Closing Date ("Title Defect Notice"). Seller shall have the right, but not the obligation, to attempt to cure any such Title Defect prior to the Closing Date, and if requested to do so, Purchaser will cooperate with Seller in such regard. Any such Title Defects which are not objected to in writing by Purchaser as aforesaid or if objected to by Purchaser and are not cured by Seller on or before the Closing Date, shall be deemed conclusively to be Permitted Encumbrances. In Purchaser's discretion, however, and upon written notice to Seller on or before the Closing Date, Purchaser can choose not to close based upon its Title Defect Notice and this Agreement shall terminate AB INITIO and Purchaser shall, in such case, be entitled to return of the Down Payment.

                                   ARTICLE IX

                                  ENVIRONMENTAL

         SECTION 9.01. AVAILABILITY OF DATA TO PURCHASER; PHASE I ENVIRONMENTAL AUDIT. Seller has made available to Purchaser information which is in the possession or control of Seller or to which Seller has access (other than publicly available information to which Purchaser has equal access) and which relates to the environmental condition of the Purchased Assets, which information includes, but shall not be limited to, information regarding crude oil and produced water that may have been spilled or disposed of on-site and the locations thereof, on-site pits and pit closures; on-site burial; land farming; land spreading; underground injection; and on-site solid waste disposal sites. Purchaser also shall have the right, prior to the Closing Date, at its own risk and expense, to conduct or have conducted a Phase I Environmental Audit of the Purchased Assets. To enable Purchaser to conduct the Phase I Environmental Audit, Seller will provide Purchaser (and its representatives) with reasonable access to the Purchased Assets, subject to any third party restrictions on Seller with respect to access to the Purchased Assets, to Seller's books, records, and files relating to the Purchased Assets, and to current employees of Seller. If Purchaser determines to conduct a Phase I Environmental Audit, Purchaser shall treat, and will cause all of its representatives, agents, consultants, contractors, or subcontractors to treat, all information obtained by Purchaser pursuant to the Phase I Environmental Audit as strictly confidential (except to the extent such information is otherwise available to the general public) and will not disclose the results without the prior written consent of Seller, except to the extent that such results are legally required to be disclosed by Purchaser (in which case, Purchaser shall provide Seller with reasonable notice prior to making such disclosure). Seller shall have the right to have a representative present during any inspection of the Purchased Assets and during any interviews of Seller's employees, conducted as a part of the Phase I Environmental Audit, and Purchaser shall coordinate these activities with Seller so as to allow Seller to have a representative present if it so desires. Purchaser shall provide Seller with copies of any Phase I Environmental Audit report not more than five (5) days after Purchaser's receipt of same. Purchaser agrees to release, indemnify, defend, and hold Seller harmless from any fines, penalties or damage to persons or property caused by the activities of Purchaser or its representatives, agents, consultants, contractors or subcontractors in conducting a Phase I Environmental Audit.

         SECTION 9.02. ENVIRONMENTAL DEFECTS. If Purchaser has Knowledge of the existence of an Environmental Matter discovered in the course of the Phase I Environmental Audit or Purchaser's other environmental due diligence in connection with this transaction, then Purchaser shall advise Seller in writing of such Environmental Matter on or before seven (7) days prior to the Closing Date. Such written notification shall contain a reasonable description of the facts used by Purchaser in making its determination that a breach exists. Purchaser agrees that such written notification to Seller shall be sent to Seller by telecopy or personal delivery as well as by registered or certified mail, return receipt requested and postage prepaid. Prior to Closing, Purchaser and its employees, contractors and consultants shall treat all information regarding any Environmental Matter as confidential and shall not disclose such information to any governmental authority or other third party without Seller's written consent, unless disclosure is required by applicable law (in which case, Purchaser shall provide Seller with reasonable notice prior to making such disclosure). Within three (3) days after Seller's receipt of a notice with respect to each Environmental Matter, Seller in its discretion may have the Purchased Asset affected thereby removed from the Purchased Assets and Purchaser and Seller shall agree to adjust the Purchase Price by the value of such Purchased Asset, or Seller may terminate this Agreement, in which event this Agreement will be terminated and rendered void AB INITIO and Purchaser shall in such case be entitled to the return of the Down Payment. However, Purchaser shall have the right to waive all Environmental Matters by notifying Seller in writing, within three (3) days after receipt of notice from Seller relating to Environmental Matters, as set forth herein, that it unequivocally waives all Environmental Matters and will close on the Closing Date. Also, in Purchaser's discretion, however, and upon written notice to Seller and on or before the Closing Date, Purchaser can choose not to close based upon its notice of an Environmental Matter and this Agreement shall terminate AB INITIO and Purchaser shall in such case be entitled to return of the Down Payment. Notwithstanding anything provided in this Agreement to the contrary, the failure of Purchaser to notify Seller in writing of any Environmental Matter as provided herein shall be conclusively deemed waived by Purchaser.

                                   ARTICLE X

                        CONDITIONS TO OBLIGATION TO CLOSE

         SECTION 10.01. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject, at the option of Seller, to satisfaction on or prior to the Closing Date of the following conditions:

                  (a) the representations and warranties set forth in SECTION
         4.01 above shall be true and correct in all material respects at and as of the Closing Date as though made as of such date;

                  (b) Purchaser shall have performed or complied with all of its covenants and agreements hereunder in all material respects through Closing;

                  (c) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (d) Purchaser shall have delivered to Seller a certificate to the effect that each of the conditions specified above in SECTION 10.01(a) THROUGH (c) is satisfied;

                  (e) all actions to be taken by Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller;

                  (f) prior to the Closing Date, Purchaser shall not have given Seller Notice pursuant to SECTION 8.02, SECTION 9.02, SECTION 14.01(f) or SECTION 16.01 that it has chosen not to Close;

                  (g) as of the Closing Date, there shall not exist any matters that cause or result in unresolved Title Defects or Environmental Matters; and

                  (h) as of the Closing Date, the Parties shall have agreed to all of the adjustments to the Purchase Price which are set forth on the Preliminary Settlement Statement.

         SECTION 10.02. CONDITIONS TO OBLIGATION OF PURCHASER. The obligation of Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject, at the option of Purchaser, to satisfaction on or prior to the Closing Date of the following conditions:

                  (a) the representations and warranties set forth in SECTION
         4.02 shall be true and correct in all material respects at and as of the Closing Date as though made as of such date;

                  (b) Seller shall have performed or complied with all of its covenants and agreements hereunder in all material respects through the Closing;

                  (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (d) Seller shall have delivered to Purchaser a certificate to the effect that each of the conditions specified above in SECTION 10.02(a) THROUGH (c) is satisfied;

                  (e) all actions to be taken by Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Purchaser;

                  (f) prior to the Closing Date, Purchaser shall not have given Seller Notice pursuant to SECTION 8.02, SECTION 9.02, SECTION 14.01(f) or SECTION 16.01 that it has chosen not to Close;

                  (g) as of the Closing Date, there shall not exist any matters that cause or result in unresolved Title Defects or Environmental Matters; and

                  (h) as of the Closing Date, the Parties shall have agreed to all of the adjustments to the Purchase Price which are set forth on the Preliminary Settlement Statement.

                                   ARTICLE XI

             REMEDIES FOR BREACHES OF THIS AGREEMENT OR FOR DEFECTS

         SECTION 11.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in SECTION 4.02 and of Purchaser contained in SECTION 4.01 hereof shall survive the Closing for a period of ninety (90) days from the Closing Date (the "Survival Period").

         SECTION 11.02. INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF PURCHASER. In the event that Seller breaches any of its representations and warranties in
SECTION 4.02, then Seller agrees to indemnify and hold harmless Purchaser and its current, former, and future directors, officers, employees and agents, and each of the successors, heirs and executors of any of the foregoing, from and against the entirety of any Losses resulting from or attributable to the breach which Purchaser (or any such other indemnified person in such person's capacity set forth above) shall suffer, provided such claim for indemnification is brought in accordance with the terms of this Agreement within the Survival Period; and further provided that "Losses," as used in this sentence, shall not include, and Seller shall not be responsible or liable for, any death, personal injury or consequential damages in respect of such breach.

         SECTION 11.03. INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER. In the event that Purchaser breaches any of its representations and warranties contained in SECTION 4.01 hereof, then Purchaser agrees to indemnify and hold harmless Seller and its current, former, and future directors, officers, employees and agents, and each of the successors, assigns, heirs, and executors of any of the foregoing from and against the entirety of any Losses resulting from or related or attributable to the breach which Seller (or any such other indemnified person in such person's capacity set forth above) shall suffer, provided such claim for indemnification is brought in accordance with the terms of this Agreement within the Survival Period; and further provided that "Losses," as used in this sentence, shall not include, and Purchaser shall not be responsible or liable for, any death, personal injury, or consequential damages in respect of such breach.

         SECTION 11.04. MATTERS INVOLVING THIRD PARTIES.

                  (a) If any third party shall notify either Party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this ARTICLE XI or otherwise pursuant to this Agreement, then the Indemnified Party shall promptly (and in any event within ten
         (10) business days after receiving service of process in a lawsuit, administrative proceeding or arbitration proceeding with respect to the Third Party Claim) notify each Indemnifying Party thereof in writing. Each of the matters described in this SECTION 11.04(a) shall be referred to in this Agreement as a "Third Party Claim."

                  (b) Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon (or constitute an admission of guilt, liability, fault or responsibility for) the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized in writing by the Indemnifying Party or (ii) the Indemnifying Party failed to assume the defense and employ counsel.

                  (c) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in SECTION 11.04(b) above, the Indemnified Party may defend against the Third Party Claim in any manner it deems reasonably appropriate.

                  (d) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), unless the Indemnified Party waives indemnification with respect to the Third Party Claim so settled and adjudicated.

                  (e) The indemnification obligations of the Seller and Purchaser under this Agreement shall include court costs and attorneys' fees and expenses and costs of investigating, preparing or defending any action or proceeding with respect to any Third Party Claim to the extent such Third Party Claim may give rise to a claim for indemnification under such indemnification obligations of Seller or Purchaser, as the case may be.

         SECTION 11.05. DETERMINATION OF LOSSES. A claim of an alleged breach will be recoverable only to the extent of Losses actually incurred or paid by the Indemnified Party. The Parties shall make appropriate adjustments for insurance recoveries actually received (net of all costs and expenses incurred in connection with such recoveries) from non-Affiliates in determining Losses for purposes of this ARTICLE XI or ARTICLE XIII.

         SECTION 11.06. EFFECT OF INDEMNIFICATION PROVISIONS. The Parties acknowledge and agree that the foregoing indemnification provisions in this
ARTICLE XI and in ARTICLE XIII shall, following the Closing hereof, be the exclusive remedy of either Party for any breach of the representations and warranties in ARTICLE IV hereof; provided that the foregoing shall not limit the Parties' obligations for any breach of a covenant or agreement contained in any Article other than ARTICLE IV. If a claim for payment of a liquidated amount covered by a Party's indemnification obligations under this Agreement is made in accordance with the terms of this Agreement and is not paid within sixty (60) days after such claim is received by the Party responsible for paying the same, the liquidated amount of such claim shall bear interest at the Agreed Rate from the date such claim was received until paid.

         SECTION 11.07. NEGLIGENCE, ETC. IT IS EXPRESSLY AGREED THAT SELLER'S AND PURCHASER'S RESPECTIVE INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE XI,
ARTICLE XIII, OR UNDER ANY OTHER ARTICLE OF THIS AGREEMENT INCLUDE, WITHOUT LIMITATION, LOSSES AND ENVIRONMENTAL LIABILITIES, IF ANY, BASED ON NEGLIGENCE, ALLEGED NEGLIGENCE, GROSS NEGLIGENCE OR ALLEGED GROSS NEGLIGENCE OF SELLER OR PURCHASER, AND THEIR RESPECTIVE AFFILIATES, AND EACH OF THE RESPECTIVE CURRENT OR FORMER DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, STOCKHOLDERS AND CONTROLLING PERSONS OF ANY OF THE FOREGOING.

         SECTION 11.08. CONCURRENT LIABILITY. THE INDEMNIFICATION AND ASSUMPTION PROVISIONS OF SELLER AND PURCHASER CONTAINED IN THIS

AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES IN QUESTION AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY INDEMNIFIED PARTY. SELLER AND PURCHASER ACKNOWLEDGE THAT THIS STATEMENT IS CONSPICUOUS.

                                  ARTICLE XII

                                   TERMINATION

         SECTION 12.01. TERMINATION OF AGREEMENT. The Parties may terminate this Agreement at any time prior to the Closing as provided below:

                  (a) by mutual written consent;

                  (b) by written notice from Purchaser to Seller as provided in
         SECTION 8.02;

                  (c) by written notice from Purchaser to Seller as provided in
         SECTION 9.02;

                  (d) by written notice from Purchaser to Seller as provided in
         SECTION 14.01(f);

                  (e) by written notice from Purchaser to Seller as provided in
         SECTION 16.01; or

                  (f) in the event the Closing shall not occur on or before April 30, 2000, either Purchaser or Seller may terminate this Agreement by giving written notice thereof to the other Party on or after April 30, 2000, and prior to Closing. If Closing fails to occur through no fault of Purchaser, then Purchaser shall be entitled to the return of its Down Payment.

         SECTION 12.02. EFFECT OF TERMINATION. If a Party terminates this Agreement pursuant to SECTION 12.01 above, such termination shall be the exclusive remedy for the breach by the other Party of any representations, warranties or covenants hereunder, and all rights and obligations of the Parties hereunder shall terminate without any liability or responsibility of a Party to the other Party; provided, however, that the provisions of SECTION 5.01(b) and
ARTICLE XV shall survive termination.

                                  ARTICLE XIII

                             POST-CLOSING COVENANTS

         The Parties agree as follows with respect to the period following the
Closing:

         SECTION 13.01. SELLER'S OBLIGATIONS.

                  (a) RECORDS. As soon as practicable after Closing, Seller shall deliver to Purchaser all Records. Seller shall be entitled to retain, or to obtain from Purchaser at Seller's cost, copies of all such information for its records as may be reasonably necessary for Seller to address matters relative to ownership and operation of the

         Purchased Assets, including, without limitation, the preparation of accounting and financial information, the filing of tax returns and the pursuit or defense of litigation.

                  (b) SUSPENSE FUNDS. As soon as practicable after Closing, Seller shall provide Purchaser with a list showing all proceeds from production attributable to the Purchased Assets which are currently held in suspense, and Seller shall transfer to Purchaser all such proceeds. Purchaser shall be responsible for distribution of such proceeds to the parties lawfully entitled thereto and Purchaser agrees to indemnify, defend and hold harmless Seller from and against any and all Losses arising out of or relating to such proceeds.

                  (c) GOVERNMENTAL CONSENTS. At the Closing, Seller shall execute and deliver to Purchaser such assignment of federal, state and Indian leases as require consent to assignment, on the forms required by the governmental or tribal agency having jurisdiction thereof. Purchaser shall promptly file for and obtain the necessary approvals for such assignments. Until such approvals are obtained, Seller shall continue to hold governmental title to such leases as nominee for Purchaser.

                  (d) TRANSITION. Seller agrees to provide such information as may be reasonably requested by Purchaser's personnel to facilitate the orderly transition of accounting responsibilities and to provide information sufficient to enable Purchaser to record liquids revenue, gas revenue, operating expenses, capital expenditures and such other accounting transactions on a detailed property basis or such basis as maintained by Seller. In order to permit Purchaser to verify this information, Purchaser will have the right to review such reports and to conduct an audit of the underlying data for a period of one hundred and eighty (180) calendar days after the Effective Date.

         SECTION 13.02. PURCHASER'S OBLIGATIONS.

                  (a) RECORDING. Within thirty (30) days following Closing, Purchaser, at its expense, shall record those Conveyance Documents necessary to evidence on the public record that Purchaser has acquired the Purchased Assets and within a reasonable time thereafter, Purchaser shall supply Seller with a true and accurate photocopy of such recorded and filed Conveyance Documents. In the event that Purchaser fails to record any such Conveyance Documents within such time period, Seller may, but shall not be obligated to, record such Conveyance Documents on Purchaser's behalf and at Purchaser's cost (for which Purchaser shall immediately reimburse Seller upon demand).

                  (b) REMOVAL OF NAMES. As soon as reasonably practicable after the Closing, Purchaser shall cause to be removed the names and marks of "Nebraska Public Gas Agency," "NPGA" and any variations and derivations thereof and logos relating thereto from all of the Purchased Assets, and will not thereafter make any use whatsoever of such names, marks, and logos. Purchaser shall return to Seller any signs bearing Seller's name or logo. Purchaser shall indemnify Seller for any Losses Seller suffers as a result of the Purchaser's non-removal of such names or marks after the Closing.

                  (c) GEOLOGICAL AND GEOPHYSICAL INFORMATION. Seller reserves the right to use any and all geologic and geophysical information transferred to Purchaser hereunder and Purchaser agrees to cooperate with Seller in granting reasonable access to such information.

                  (d) RESPONSIBILITY FOR ASSUMED LIABILITIES. FROM AND AFTER THE CLOSING DATE, PURCHASER AGREES TO ASSUME AND TO INDEMNIFY AND HOLD HARMLESS SELLER, SELLER'S AFFILIATES, EACH OF THE RESPECTIVE CURRENT, FORMER, AND FUTURE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS OF ANY OF THE FOREGOING, AND EACH OF THE SUCCESSORS, ASSIGNS, HEIRS, AND EXECUTORS OF ANY OF THE FOREGOING FROM AND AGAINST THE ENTIRETY OF ANY LOSSES RESULTING FROM, ARISING OUT OF, OR ATTRIBUTABLE TO THE ASSUMED LIABILITIES, EXCEPT TO THE EXTENT THE SAME ARE COVERED AND PAID BY BY SELLER'S INSURANCE.

                                  ARTICLE XIV

                                EFFECT OF CLOSING

         SECTION 14.01. POST-CLOSING ADJUSTMENTS. The following terms, provisions and prorations shall be effective at the Closing:

                  (a) REVENUES. All proceeds from production, accounts receivables, notes receivables, income, revenues, monies and other items attributable to the Purchased Assets with respect to any period of time prior to the Effective Date shall belong to and be retained by or paid over to Seller, and all necessary reports with respect to such proceeds shall be filed by Seller. All proceeds from production, accounts receivables, notes receivables, income, revenues, monies and other items attributable to the Purchased Assets with respect to any period of time from and after the Effective Date shall belong to and be retained by or paid over to Purchaser, except for Hydrocarbons that, at the Effective Date, are attributable to the Purchased Assets and are in storage or are otherwise held in inventory and all proceeds attributable thereto, which shall belong to and be retained by or paid over to Seller.

                  (b) EXPENSES. All accounts payable and accrued liabilities for costs and expenses attributable to the Purchased Assets with respect to any period of time prior to the Effective Date, including excise, severance, and similar taxes based on production or royalties, shall be the obligation of and paid by Seller, and all necessary reports with respect to such costs and expenses shall be filed by Seller. All accounts payable and accrued liabilities for direct costs and expenses attributable to the Purchased Assets with respect to any period of time from and after the Effective Date shall be the obligation of and be paid by the Purchaser, and all necessary reports with respect to such costs and expenses shall be filed by Purchaser.

                  (c) AD VALOREM AND PROPERTY TAXES. All ad valorem taxes, real property taxes, personal property taxes and similar obligations shall be apportioned as of the

         Effective Date between Purchaser and Seller. All such taxes allocable to period prior to the Effective Date shall be paid by Seller, and all such Taxes allocable to the Effective Date and thereafter shall be paid by Purchaser. Any refunds of taxes allocable to periods prior to the Effective Date shall be the property of Seller. Purchaser shall file or cause to be filed all required reports and returns incident to such taxes which are due on or after the Effective Date, and shall pay or cause to be paid to the taxing authorities all such taxes reflected on such reports and returns.

                  (d) SALES TAXES, FILING FEES, ETC. The Purchase Price shall be net of any sales taxes or other transfer taxes and Purchaser shall be liable for any such tax, as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamp or taxes imposed upon the sale of the Purchased Assets. If Seller is required by applicable state law to report and pay these taxes or fees, Purchaser shall promptly deliver a check to Seller in full payment thereof.

                  (e) OTHER TAXES. All production, severance or excise taxes, conservation fees and other similar such taxes or fees relating to production attributable to the Purchased Assets prior to the Effective Date shall be paid by Seller and all such taxes and fees relating to such production attributable to the Purchased Assets on and after the Effective Date shall be paid by Purchaser.

                  (f) GAS IMBALANCES. To the Knowledge of Seller, the gas balances as of the Effective Date are as set forth on SCHEDULE 4.02(n). Purchaser shall assume Seller's actual overproduced or underproduced position in the Wells as of the Effective Date, including the responsibility for the payment of royalties on the volume of gas Seller took in excess of its entitlement and any obligation to balance whether in cash or in kind. Upon review of SCHEDULE 4.02(n), Purchaser shall notify Seller in writing, but not later than seven (7) days prior to the Closing Date, if it objects to assuming Seller's actual overproduced or underproduced position in the Wells, as of the Effective Date. If such notice is delivered timely to Seller, Purchaser shall not be required to close and this Agreement shall terminate AB INITIO and Purchaser shall be entitled to return of its Down Payment.

                  (g) PAYMENTS; SHARED OBLIGATIONS. If amounts are received by either Party hereto which, under the terms of this ARTICLE XIV belong to the other Party, such amount shall immediately be paid over to the proper Party. If an invoice or other evidence of an obligation is received which under the terms of this ARTICLE XIV is partially the obligation of Seller and partially the obligation of Purchaser, then the Parties shall consult each other and each Party shall promptly pay its portion of such obligation to the obligee.

                  (h) POST-CLOSING ADJUSTMENTS. As soon as practicable after Closing and, in any event, no later than ninety (90) calendar days after Closing, Seller shall prepare and deliver to Purchaser, in accordance with this Agreement and generally accepted accounting principles, a statement (herein called the "Final Settlement Statement"), setting forth each adjustment proration, or payment that was not finally determined as of the Closing or in accordance with
         SECTION 14.01(g) above, and showing the calculation of such adjustments. The Final Settlement Statement shall be prepared in accordance with customary accounting principles used in the oil and gas industry. As soon as practicable after receipt of the Final Settlement Statement, Purchaser shall deliver to Seller a written report containing any changes that Purchaser proposes be made to the Final Settlement Statement. The Parties shall undertake to agree with respect to the amounts due pursuant to such post-Closing adjustment no later than one hundred and twenty (120) days after the Closing Date. If the parties are unable to reach agreement within ten (10) days of such date, the provisions of SECTION 14.01(i) relating to the arbitration shall control. The date upon which such agreement is reached or upon which the Closing Amount is finally established shall herein be called the "Final Settlement Date." In the event that the Closing Amount as finally established (i) is more than the Purchase Price, Purchaser shall pay Seller or to Seller's account (as designated by Seller) in immediately available federal funds the amount of such difference; or
         (ii) is less than the Purchase Price, Seller shall pay Purchaser or to Purchaser's account (as designated by Purchaser) in immediately available federal funds the amount of such difference. Payment by Purchaser or Seller shall be made within five (5) days after the Final Settlement Date.

                  (i) ARBITRATION OF FINAL SETTLEMENT STATEMENT. If Seller and Purchaser cannot agree upon the Final Settlement Statement, the parties shall retain the services of a "big six" accounting firm of certified public accountants to act as an arbitrator and to decide all points of disagreement with respect to the Final Settlement Statement, such decision to be binding on both parties. If the Parties are unable to agree upon the designation of such accounting firm, then Seller or Purchaser, or both of them, may in writing request the Judge of the United States District Court for the Northern District of Texas, Dallas Division senior in term of service to appoint an accounting firm as arbitrator. The arbitration shall be conducted under the Texas General Arbitration Act and the rules of the American Arbitration Association ("AAA") to the extent such rules do not conflict with the terms of such Act and the terms hereof. The costs and expenses of the arbitrator, whether the firm designated above, or a third party appointed pursuant to this SECTION 14.01(i), shall be shared equally by Seller and Purchaser.

                                   ARTICLE XV

                            CONFIDENTIALITY AGREEMENT

         SECTION 15.01. CONFIDENTIALITY. Each Party, its Affiliates and their respective directors, officers, managers, partners, employees, agents, representatives, consultants, investors and lenders, agree to keep the terms and conditions of this Agreement and all proprietary and confidential information exchanged between Purchaser and Seller in connection with this Agreement, confidential, and to not disclose such information or the existence of this Agreement without the prior written consent of the other Party, which consent may be withheld at either Party's sole discretion, for a period of the later of one (1) year from the Effective Date or one (1) year from the Closing Date. The foregoing restriction shall not apply to disclosures and information which (a) are required to comply with applicable statutes and regulations; (b) are required to enforce this Agreement; (c) are required to obtain financing related to the transactions contemplated hereby; (d) enter the public domain through a third party who does not thereby breach an obligation of confidentiality; (e) is ascertainable or obtained from public or published information; or (f) are made in association with press releases issued in accordance with

 SECTION 17.03 hereof; or (g) are required in connection with the sale of all or any part of the Purchased Assets by Purchaser.

                                  ARTICLE XVI

                         CASUALTY LOSS AND CONDEMNATION

         SECTION 16.01. CASUALTY LOSS. If, prior to the Closing Date, all or any portion of the Purchased Assets is destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain or proceedings for such purpose are pending or threatened in writing, Purchaser may elect (a) to have the affected Purchased Asset or portion thereof removed from the Purchased Assets, if and only if Purchaser and Seller are able to agree on an appropriate reduction to the Purchase Price for the value of such Purchased Asset or portion thereof and, in which case, Seller shall retain any amounts that have been or will be paid to it by third parties (including insurers) by reason of such destruction or taking; (b) to purchase such Purchased Assets or portions thereof notwithstanding any such destruction, taking or pending or threatened taking (without reduction in the Purchase Price with respect thereto), in which case Seller shall, at the Closing, pay to Purchaser all sums paid to Seller by third parties (including insurers) by reason of the destruction or taking of such Purchased Assets, and shall assign, transfer and set over unto Purchaser all of Seller's right, title and interest in and to any unpaid awards or other amounts due from third parties (including insurers) arising out of the destruction, taking or pending or threatened taking of such Purchased Assets or portions thereof; or (c) upon written notice to Seller, Purchaser may in its discretion terminate this Agreement, in which event this Agreement will be terminated and rendered void AB INITIO and Purchaser shall in such case be entitled to the return of the Down Payment. Prior to Closing, Seller shall not voluntarily compromise, settle or adjust any amounts payable by reason of any destruction, taking or pending or threatened taking as to the Purchased Assets or portions thereof without first obtaining the written consent of Purchaser.

                                  ARTICLE XVII

                                  MISCELLANEOUS

         SECTION 17.01. TRIAL WAIVERS. TO THE EXTENT ALLOWED BY LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OTHER PARTY OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN, THE RELATIONSHIP OF SELLER AND PURCHASER, PURCHASER'S USE OF THE PURCHASED ASSETS, ANY CLAIM FOR INJURY OR DAMAGE, AND/OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE

RIGHT THEY MAY HAVE TO SEEK PUNITIVE DAMAGES, CONSEQUENTIAL DAMAGES OR EXEMPLARY DAMAGES FROM THE OTHER WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENTS CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY THE PARTIES OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE DAMAGES, CONSEQUENTIAL DAMAGES OR EXEMPLARY DAMAGES HAS BEEN NEGOTIATED BY THEM AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

         SECTION 17.02. BINDING ARBITRATION.

                  (a) ARBITRATION OF DISPUTES. Except for matters necessitating injunctive or other equitable relief, on the request of any Party hereto, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the Parties hereto in any way arising out of, pertaining to or in connection with this Agreement, any agreement executed in connection with this Agreement or the relationship between the Parties hereto (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any Party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

                  (b) GOVERNING RULES. Any arbitration shall be administered by the AAA in accordance with the terms of this Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

                  (c) ARBITRATORS. Any arbitration shall be conducted before one arbitrator. The arbitrator shall be a practicing attorney licensed to practice law in the State of Texas who is knowledgeable in the subject matter of the Dispute, selected by agreement between the Parties hereto. If the Parties cannot agree on an arbitrator within thirty (30) calendar days after the request for an arbitration, then the arbitration shall be conducted before three (3) arbitrators; one selected by Seller, one selected by Purchaser, and the third selected by the first two arbitrators. The arbitrator(s) may engage engineers, accountants or other consultants that the arbitrator(s) deem(s) necessary to render a conclusion in the arbitration proceeding.

                  (d) CONDUCT OF ARBITRATION. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within one hundred and eighty (180) calendar days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Dallas, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator(s) shall make specific written findings of fact and conclusions of law. The arbitrator(s) shall have the power to award recovery of all costs and fees (including reasonable attorneys' fees) to the prevailing party. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

                  (e) COSTS OF ARBITRATION. All fees of the arbitrator(s) and any engineer, accountant or other consultant engaged by the arbitrator(s), shall be shared by the Parties equally unless otherwise awarded by the arbitrator(s).

         SECTION 17.03. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Neither Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other Party, which approval shall not be unreasonably withheld; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         SECTION 17.04. ENTIRE AGREEMENT; AMENDMENT. This Agreement supersedes all previous contracts and constitutes the entire agreement of whatsoever kind or nature existing between or among the Parties representing the within subject matter and no Party shall be entitled to benefits other than those specified herein. As between or among the Parties, no oral statement or prior written material not specifically incorporated herein shall be of any force and effect. The Parties specifically acknowledge that in entering into and executing this Agreement, the Parties are relying solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded unless and until made in writing and signed by all Parties hereto. The representations and warranties set forth in this Agreement shall survive Closing and the execution and delivery of all other agreements described, referenced or contemplated herein and shall not be merged herewith or therewith.

         SECTION 17.05. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors, heirs, representatives and assigns, as the case may be; provided, however, that no Party shall assign or delegate this Agreement or any of the rights or obligations created hereunder without the prior written consent of the other. Nothing in this Agreement shall confer upon any Person not a Party to this Agreement, or the legal representatives of such Person, any rights (including, without limitation, rights as a third party beneficiary) or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         SECTION 17.06. FACSIMILE; COUNTERPARTS. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the Parties transmitting the same by facsimile transmission. Counterparts with original signatures shall be provided to the other Party within five (5) days of the applicable facsimile transmission; provided, however, that the failure to provide the original counterpart shall have no effect on the validity or binding nature of the Agreement. If executed in counterparts, the Agreement shall be effective as if simultaneously executed.

         SECTION 17.07. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 17.08. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

         SECTION 17.09. LEGAL FEES AND COSTS. If either Party elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing Party (as determined by the trier of fact) shall be entitled to recover such legal expenses, including, without limitation, attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such Party shall be entitled.

         SECTION 17.10. SCHEDULES, EXHIBITS AND OTHER INSTRUMENTS. Each certificate, written disclosure required herein and the Schedules and Exhibits hereto shall be considered a part hereof as if set forth herein in full. The Schedules and Exhibits and all written disclosures hereto shall be updated by Seller as of Closing and are subject to the written approval of Purchaser as of Closing. Any other provision herein to the contrary notwithstanding, the Schedules and all certificates, written disclosures or other instruments provided for herein and not delivered at the time of execution of this Agreement or which are incomplete at the time of execution of this Agreement shall be delivered or completed on or before Closing, and it shall be deemed a condition precedent to Closing hereunder that the Schedules and each such certificate, written disclosure or other instrument shall meet with the approval of the Party to whom the Schedules or such certificate, written disclosure or other instrument is to be delivered hereunder.

         SECTION 17.11. WAIVER. Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by written instrument executed by the Party waiving the compliance. The failure of either Party at any time or times to require performance of any provisions hereof shall in no manner affect such Party's right to enforce the same. No waiver by either Party of any condition or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

         SECTION 17.12. RESIGNATION AS OPERATOR. Within a reasonable period of time following the Closing, Seller shall execute and deliver to Purchaser appropriate letters resigning as the operator of any of the Purchased Assets that Seller is operating and other appropriate documents concerning the transfer of operations. Purchaser acknowledges and agrees that Seller cannot and does not covenant or warrant that Purchaser shall become successor operator of all or any portion of the Purchased Assets, since the Purchased Assets or portions thereof may be subject to unit, pooling, communitization, operating or other agreements which control the appointment of a successor operator; provided, however, that Seller agrees to use its reasonable best efforts to assist Purchaser in becoming successor operator.

         SECTION 17.13. NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Purchaser:

                  Humphrey-Hill, L.P.
                  3500 Oak Lawn Avenue, Suite 590
                  Dallas, Texas  75219
                  Attention: Charles B. Humphrey
                             J.M. Hill
                  Telephone: (214) 528-9620 x101
                  Fax: (214) 528-9621

         If to Seller:

                  Nebraska Public Gas Agency
                  1111 "O" Street, 2nd floor
                  Lincoln, Nebraska  68508
                  Attention: Mr. Roger Mock
                  Telephone: (402) 474-4759
                  Fax: (402) 474-0473

         With Copies to:

                  Kutak Rock LLP
                  717 17th Street, Suite 2900
                  Denver, CO  80202
                  Attention: Robert C. Roth, Jr., Esq.
                  Telephone: (303) 297-2400
                  Fax: (303) 292-7799

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         SECTION 17.14. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation and in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         SECTION 17.15. NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, and other Persons given rights of indemnification hereunder.

         SECTION 17.16. CONSTRUCTION. The Parties have participated jointly in the negotiating and drafting of this Agreement. In the event ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the contexts requires otherwise. The word "including" shall mean including, without limitation. If the date specified in this Agreement for giving any notice or taking any action is not a business day (or if the period during which any notices required to be given or any action taken expires on a date which is not a business day) then the date for giving such notice or taking such action (and the expiration date for such period during which notice is required to be given or action taken) shall be the next day which is a business day.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                       PURCHASER:

                                       HUMPHREY-HILL, L.P.
                                       By Humphrey Oil Corp., General Partner



                                       /s/ CHARLES B. HUMPHREY
                                       ---------------------------------------
                                       Charles B. Humphrey, President



                                       SELLER:

                                       NEBRASKA PUBLIC GAS AGENCY



                                       By /s/ RICHARD M. DUXBURY
                                         -------------------------------------
                                       Richard M. Duxbury
                                       Executive Director

                             EXHIBITS AND SCHEDULES



         EXHIBITS
         --------

         Exhibit A         -        Definitions
         Exhibit B         -        Leases
         Exhibit C         -        Wells
         Exhibit D         -        Equipment
         Exhibit E         -        Contracts
         Exhibit F         -        Conveyance Documents
         Exhibit G         -        Seller's Deliveries at Closing
         Exhibit H         -        Purchaser's Deliveries at Closing


         SCHEDULES
         ---------

         Schedule 4.02(e)  Litigation and Claims
         Schedule 4.02(f)  Encumbrances
         Schedule 4.02(g)  Taxes
         Schedule 4.02(h)  Violations
         Schedule 4.02(j)  Royalties
         Schedule 4.02(k)  Permits and Licenses
         Schedule 4.02(l)  Governmental Audits
         Schedule 4.02(m)  Gas Balances
         Schedule 4.02(n)  Environmental Matters

                                    EXHIBIT A

         ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED FEBRUARY 22, 2000, BY AND BETWEEN NEBRASKA PUBLIC GAS AGENCY, AS SELLER, AND HUMPHREY-HILL, L.P., AS PURCHASER.

                                   DEFINITIONS

         "AAA" has the meaning set forth in SECTION 14.01(i).

         "AFE" has the meaning set forth in SECTION 5.01(b).

         "AFFILIATE," "AFFILIATES" or "AFFILIATED" or any variation thereof means, with respect to any Person, (a) a Person directly or indirectly controlling, controlled by, or under common control with such Person; (b) a Person having common ownership with such Person; (c) a person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (d) an officer, director, manager, or general partner of such Person; or (e) a Person who is an officer, director, manager, general partner, trustee or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (a) through (d) of this sentence. For purposes of this definition, the term "control" refers to possession by a person of the power, direct or indirect, to direct or cause the direction of the management and policies of another person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREED RATE" means a per annum interest rate equal to the lesser of
(a) the Prime Rate of interest as quoted daily (or at such other interval of one week or less) in The Wall Street Journal or (b) the maximum amount of interest allowed by law. If The Wall Street Journal ceases to quote the Prime Rate of interest at least weekly, the referenced rate of interest in (a) above shall be the rate of interest from time to time announced as its prime commercial lending rate by the bank which at the most recent point in time held all or the large portion of the Purchaser's bank debt.

         "ASSUMED LIABILITIES" has the meaning set forth in SECTION 7.02.

         "CLOSING" has the meaning set forth in SECTION 3.01.

         "CLOSING AMOUNT" has the meaning set forth in SECTION 2.03.

         "CLOSING DATE" has the meaning set forth in SECTION 3.01.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONTRACTS" has the meaning set forth in SECTION 1.01(f).

         "CONVEYANCE DOCUMENTS" means those forms of assignments, bills of sale, deeds and other instruments the Parties agree are necessary or appropriate to convey title to the Purchased Assets from Seller to Purchaser.

         "DISPUTE" has the meaning set forth in SECTION 17.02(a).

         "DOWN PAYMENT" has the meaning set forth in SECTION 2.01.

         "EFFECTIVE DATE" has the meaning ascribed thereto in SECTION 1.02.

         "ENVIRONMENTAL LAWS" means all federal, state, and local laws, regulations, ordinances, rules, orders and permits relating to the control of any pollutant or protection of the environment, including, without limitation, laws, regulations, ordinances, rules, orders, and permits relating to the emission, discharge, disposal, treatment, recycling, reclamation, permitting, manufacture, processing, distribution, generation, storage, transportation, release or threatened release of, or exposure of persons or property to, Materials of Environment Concern.

         "ENVIRONMENTAL LIABILITIES" means any and all costs (including remedial, removal, response, abatement, cleanup, investigative, and/or monitoring costs), damages, settlements, expenses (including charges and assessments, and expenses and costs of investigating, preparing or defending any action or proceeding), liens, penalties, fines, taxes, pre-judgment and post-judgment interest, court costs and attorneys' fees incurred or imposed (i) pursuant to any agreement, order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) attributable to or arising out of or under Environmental Laws, (ii) pursuant to any claim by a government authority or other entity or person for personal injury, property damage, damage to natural resources, remediation or response costs arising out of or associated with any Environmental Matter, or (iii) pursuant to requirements as of the Closing Date embodied in Environmental Laws. Environmental Liabilities do not include (i) liabilities imposed under statutes enacted after the Closing Date (including the elimination of the exclusion of petroleum from the definition of "hazardous substance" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 and the elimination of the exclusion of oil and gas exploration, development and production wastes from the definition of "hazardous wastes" under the Resource Conservation and Recovery Act) or (ii) liabilities imposed under regulations promulgated or amended after the Closing Date which implement new requirements.

         "ENVIRONMENTAL MATTERS" means matters resulting from or attributable to actual, threatened or alleged emissions, discharges or releases of Materials of Environmental Concern into ambient air, surface water, groundwater, or land, or otherwise resulting from or attributable to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         "EQUIPMENT" means all of the tangible personal property, tools, machinery, materials, pipelines, equipment, fixtures and improvements, which are incident or attributable to the Wells, Leases and/or Lands or with the production, treatment, sale or disposal of Hydrocarbons or water produced therefrom or attributable thereto, on the Effective Date.

         "EXCLUDED ASSETS" has the meaning set forth in SECTION 1.03.

         "FINAL SETTLEMENT DATE" has the meaning set forth in SECTION 14.01(h).

         "FINAL SETTLEMENT STATEMENT" has the meaning set forth in SECTION 14.01(h).

         "GOOD AND DEFENSIBLE TITLE" means, with respect to ownership of Leases attributable to a Well or Unit, a record title that:

                  (a) entitles Seller to receive, throughout the life of a Well or Unit, at least the NRI for such Well or Unit shown in EXHIBIT C, except for decreases in connection with those operations as to which an election is made by Purchaser after Closing or with Purchaser's consent, to become a non-consenting co-owner and decreases resulting from those Wells or Units where Seller is obligated to allow others to make up past underproduction and except for horizontal/vertical Pugh clauses and continuous development clauses in the Leases or related agreements;

                  (b) obligates Seller to bear, throughout the life of a Well or Unit (and the plugging, abandonment and salvage thereof), no greater WI for such Well or Unit than the WI shown therefor in EXHIBIT C, except increases in such WI that result in at least a proportionate increase in Seller's NRI for such Well or Unit (including, without limitation, increases resulting from co-owner nonconsents) and increases that result from contribution requirements with respect to defaulting co-owners; and

                  (c) is free and clear of all liens, security interests, collateral assignments, encumbrances, irregularities and defects except for Permitted Encumbrances.

         "HYDROCARBONS" means crude oil, natural gas, casinghead gas, coalbed methane, condensate, helium, sulphur, SO(2), CO(2), natural gas liquids and other gaseous and liquid hydrocarbons or any combination thereof.

         "INDEMNIFIED PARTY" has the meaning set forth in SECTION 11.04.

         "INDEMNIFYING PARTY" has the meaning set forth in SECTION 11.04.

         "KNOWLEDGE" means, with respect to a Party hereto, the actual awareness of facts or other information of any officer or manager of such Party in charge of a discrete business area or function having responsibility for the referenced matter, without due inquiry by such officer or manager.

         "LANDS" has the meaning set forth in SECTION 1.01(a).

         "LEASES" has the meaning set forth in SECTION 1.01(a).

         "LICENSES" has the meaning set forth in SECTION 1.01(e).

         "LITIGATION AND CLAIMS" has the meaning set forth in SECTION 4.02(e).

         "LOSS" or "LOSSES" means all damages, payments, penalties, fines, assessments, costs, amounts paid in settlement, obligations, taxes, losses (including reductions in the value of Purchased Assets), liabilities, expenses and fees incurred, including court costs and attorneys' fees and expenses and costs of investigating, preparing or defending any action or proceeding.

         "MATERIAL ADVERSE EVENT" means Losses or potential Losses that cause or could cause a reduction in the Purchase Price of more than 25%.

         "MATERIALS OF ENVIRONMENTAL CONCERN" means any chemical pollutants, contaminants, waste, petroleum waste, used oil, toxic substances, hazardous substances and any other substances that are regulated by any governmental entity under any Environmental Law.

         "NRI" means a fractional or percentage interest in and to all Hydrocarbons produced from or allocated to a Well after deduction of all lessor's royalties, overriding royalties, and other burdens and payments out of production that burden such fractional or percentage interest in such Well.

         "ORGANIZATION" means a Person other than a natural person. Organization includes, without limitation, corporations (both nonprofit and other corporations), partnerships (including limited partnerships, general partnerships, limited liability partnerships and limited liability limited partnerships), joint ventures, limited liability companies, trusts, business trusts, cooperatives, unincorporated associations and other business entities, or any foreign trust or foreign business entities, but the term does not include joint tenancies and tenancies by the entirety.

         "PARTIES" has the meaning set forth in the preface above.

         "PECOS COUNTY, TEXAS" has the meaning set forth in the Recitals.

         "PERMITTED ENCUMBRANCES" shall have the meaning ascribed thereto in
SECTION 1.04.

         "PERSON" means an individual, trust, estate or Organization.

         "PHASE I ENVIRONMENTAL AUDIT" means an assessment of Seller's compliance with Environmental Laws relative to the Purchased Assets consisting of examination of Seller's files and public documents, interviews of personnel of Seller and of other appropriate persons visual inspection of the Purchased Assets and NORM surveys.

         "PRELIMINARY SETTLEMENT STATEMENT" has the meaning set forth in SECTION 2.03.

         "PURCHASE PRICE" has the meaning ascribed thereto in SECTION 2.01.

         "PURCHASED ASSETS" shall have the meaning ascribed thereto in SECTION 1.01.

         "PURCHASER" has the meaning set forth in the preface to this Agreement.

         "RECORDS" means all originals, copies, computer tapes and discs, files, records, information or data relating to the Purchased Assets in the possession of Seller, including, without limitation, title records (including abstracts of title, title opinions, certificates of title and title curative documents), accounting records and files, contracts, correspondence, production records, electric logs, core data, pressure data, decline curves, graphical production curves, drilling reports, well completion reports, drill stem test charts and reports, engineering reports, regulatory reports, and all related materials, INSOFAR AND ONLY INSOFAR as the foregoing items constitute materials that may be lawfully conveyed to Purchaser (i.e. the materials are not subject to a proprietary agreement precluding their transfer to Purchaser);

         "SELLER" has the meaning set forth in the preface. The term "Seller" also shall include any wholly-owned subsidiary of Seller that has an interest in the Purchased Assets.

         "SURVIVAL PERIOD" has the meaning set forth in SECTION 11.01.

         "THIRD PARTY CLAIM" has the meaning set forth in SECTION 11.04.

         "TITLE DEFECT" means any lien, security interest, collateral assignment, charge, obligation, encumbrance, irregularity of title or other condition that causes Seller's title to one or more of the Leases (or any portions thereof) to be less than Good and Defensible Title.

         "TITLE DEFECT NOTICE" has the meaning set forth in SECTION 8.02(b).

         "TRANSFER REQUIREMENTS" means all consents, approvals, authorizations or permits of, or filings with or notifications to, any third party which must be obtained, made or complied with for or in connection with the transactions contemplated by this Agreement in order (a) for such transactions to be effective, (b) to prevent any termination, cancellation, default, acceleration or change in terms (or any right thereof from arising) under any terms, conditions or provisions of any Asset (or of any agreement, instrument or obligation relating to or burdening any Purchased Asset or any interest therein or portion thereof) as a result of such transactions, or (c) to prevent the creation or imposition of any lien, charge, penalty, restriction, security interest or encumbrance on or with respect to any Purchased Asset or any interest therein or portion thereof (or any right thereof from arising) as a result of such transactions.

         "UNITS" means all unitization, communitization, pooling agreements, working interest units created by operating agreements, and orders covering the Lands subject to the Leases, or any portion thereof, and the units and pooled or communitized areas created thereby.

         "WELLS" has the meaning set forth in SECTION 1.1(b).

         "WI" means a fraction or percentage of the costs and expenses associated with the maintenance, exploration, development, operation and abandonment of a Well.

                                    EXHIBIT B-1



         ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED FEBRUARY 22, 2000, BY AND BETWEEN NEBRASKA PUBLIC GAS AGENCY, AS SELLER, AND HUMPHREY-HILL, L.P., AS PURCHASER.



                                     LEASES

         All of the Seller's right, title and interest in and to the oil gas and mineral leases described in or covered by the following described assignments and unit agreements or covering lands described therein, as of the Effective
Date:

1. Assignment, Bill of Sale and Conveyance from Union Pacific Oil and Gas Company to Nebraska Public Gas Agency recorded in Volume 688 at Page 495 of the real property records of Pecos County, Texas.

2. Correction Assignment, Bill of Sale and Conveyance from Union Pacific Oil and Gas Company to Nebraska Public Gas Agency recorded in Volume 694 at Page 130 of said records.

3. Assignment from Value Petroleum, Inc. to Nebraska Public Gas Agency recorded in Volume 694 at Page 144 of said records.

4. Assignment from Headington Penn Corp. to Nebraska Public Gas Agency recorded in Volume 694 at Page 148 of said records.

5. Assignment and Bill of Sale from The Clayton Williams Partnership, Ltd. to Nebraska Public Gas Agency recorded in Volume 702 at Page 497 of said records.

said leases being further described on Exhibit B-2 attached hereto.


                                      UNITS

6. Gomez South Unit No. 1 - Unitization Agreement dated as of 6-21-72 and recorded in Volume 420 at Page 1 of the real property records of Pecos County, Texas.

                  Gomez #1-A                         Gomex #1(D)

7. Gomez South Unit No. 2 - Declaration of Pooled Unit dated as of 4-2-73 and recorded in Volume 430 at Page 81 of said records.

                  Gomez #2

8. Gomez South Unit No. 3 - Declaration of Pooled Gas Unit dated as of 3-1-74 and recorded in Volume 449 at Page 331 of said records.

                  Gomez #3A

9. FSOC - Leon Gas Unit No. 1 - Declaration of Pooled Unit dated as of 7-28-70 and recorded in Volume 396 at Page 19 of said records and Unitization Agreement dated effective 7-10-70 and recorded in Volume 394 at Page 109 of said records.

                  FSOC - Leon #1

10. FSOC - Dixel Resources Unit No. 1 - Declaration of Pooled Unit dated as of 12-20-71 and recorded in Volume 412 at Page 598 of said records.

                  FSOC Dixel #1 (TA)

11. FSOC - Dixel Resources Unit No. 2 - Declaration of Pooled Unit dated as of 7-15-71 and recorded in Volume 408 at Page III of said records and Unitization Agreement dated effective 7-8-71 and recorded in Volume 407 at Page 567 of said records.

                  FSOC Dixel #2

12. OXY - Sabine Gas Unit - Declaration of Pooled Unit dated as of August 4, 1978 and recorded in Volume 531 at Pages 298, 303, 308, 313, 318 and 323 of said records.

                  Sabine #1

13. Phillips - Dixel Resources Unit - Unitization Agreement dated October 8, 1973, and recorded in Volume 443, at Page 336 of said records.

                  Dixel Resource Unit

                                   EXHIBIT B-2


         ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED FEBRUARY 22, 2000, BY AND BETWEEN NEBRASKA PUBLIC GAS AGENCY, AS SELLER, AND HUMPHREY-HILL, L.P., AS PURCHASER.

         ALL OF SELLER'S RIGHT, TITLE AND INTEREST IN AND TO THE FOLLOWING DESCRIBED OIL AND GAS LEASES. ALL RECORDING REFERENCES HEREIN ARE TO THE REAL PROPERTY RECORDS OF PECOS COUNTY, TEXAS.

LESSOR                     LESSEE                      BOOK              PAGE                    WELL(S)
------                     ------                      ----              ----                    -------
Jo Ann Montgomery          J.B. Wilkinson, Jr.         507               338                     Sabine #1
Moore

Jack B. Wilkinson          Oxy Petroleum,              546               585                     Sabine #1
                           Inc., et al

Sabine Corporation         Sabine Production           528                43                     Sabine #1
                           Company

Mary E. McCampbell         W.F. Kissling               524               105                     Sabine #1

Montebev, Inc.             Sam F. Hurt, Jr.            460               438                     Sabine #1

Louise Montgomery          Humble Oil &                424                59                     Sabine #1
Faulk, et al               Refining Company

Carl E. Haterius,          L.H.& S.A. Olson            215               135                     Gomez #1-A
et al                      Drilling Co.                                                          Gomez #1-D

Hugo B. Haterius,          L.H.& S.A. Olson            215               138                     Gomez #1-A
as Guardian of             Drilling Co.                                                          Gomez #1-D
the Estate of
Terrance Edward
Haterius

G.H. Crone, et ux          L.H.& S.A. Olson            208               239                     Gomez #1-A
                           Drilling Co.                                                          Gomez #1-D

G.H. Crone, et ux          L.H.& S.A. Olson            208               242                     Gomez #1-A
                           Drilling Co.                                                          Gomez #1-D

LESSOR                     LESSEE                      BOOK              PAGE                    WELL(S)
------                     ------                      ----              ----                    -------
Leon Land &                Pecos Exploration           203                69                     Gomez #1-A
Cattle Company             Company                                                               Gomez #1-D
                                                                                                 Leon #1
                                                                                                 Dixel #1
                                                                                                 Dixel #2

Leon Land &                C.H. Priddy                 196               281                     Leon #1
Cattle Company                                                                                   Dixel #2

Leon Land &                C.H. Priddy                 196               277                     Leon #1
Cattle Company

Leon Land &                Pecos Exploration           277               271                     Gomez #1-A
Cattle Company             Company                                                               Gomez #1-D

Edward Dickinson II        J.S. Meriwether, Jr.        234               458                     Gomez #2
                                                                                                 Gomez #3A-1

Edward Dickinson II        J.S. Meriwether, Jr.        234               464                     Gomez #2
                                                                                                 Gomez #3A-1

McMullen Oil               J.S. Meriwether,            237                23                     Gomez #2
Royalty Company            Jr.                                                                   Gomez #3A-1

Leon Land & Cattle         Ladd Petroleum              392               154                     Leon #1
Company                    Corporation                                                           Dixel #2

Ft. Stockton Oil           Ladd Petroleum              391               489                     Leon #1
Company                    Corporation                 393               211                     Dixel #1
                                                                                                 Dixel #2
                                                                                                 Gomez #1-A
                                                                                                 Gomez #1-D

USM Oil Company            Clayton W.                  392               459                     Gomez #2
                           Williams, Jr.                                                         Gomez #1-A
                                                                                                 Gomez #1-D
                                                                                                 Gomez #3A-1

Dixel Resources, Inc.      Ladd Petroleum              416               717                     Gomez #2
                           Corporation                                                           Gomez #3
                                                                                                 Gomez #1-A
                                                                                                 Gomez #1-D

LESSOR                     LESSEE                      BOOK              PAGE                    WELL(S)
------                     ------                      ----              ----                    -------
Ft. Stockton Oil           Ladd Petroleum              416               713                     Gomez #2
Company                    Corporation                                                           Gomez #3
                                                                                                 Gomez #1-A
                                                                                                 Gomez #1-D

Dixel Resources, Inc.      Ladd Petroleum              418                57                     Gomez #1-A
                           Corporation                                                           Gomez #1-D

Eva M. Kirksey             Dan V. Rodgers              416               104                     Gomez #1-A
                                                                                                 Gomez #1-D

Weimer W. Kirksey          Dan V. Rodgers              416               108                     Gomez #1-A
et al                                                                                            Gomez #1-D

Della K. Nolen             Dan V. Rodgers              416               112                     Gomez #1-A
                                                                                                 Gomez #1-D

Zelda Boozer et al         Dan V. Rodgers              416               116                     Gomez #1-A
                                                                                                 Gomez #1-D

Dixel Resources, Inc.      Southern Union              435               190                     Dixel Res.
                           Production Company

Dixel Resources Inc.       Texas Oil & Gas Corp.       418                15                     Gomez #3A-1
                           Production Company

                                    EXHIBIT C


         ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED FEBRUARY 22, 2000, BY AND BETWEEN NEBRASKA PUBLIC GAS AGENCY, AS SELLER, AND HUMPHREY-HILL, L.P., AS PURCHASER.



                                SCHEDULE OF WELLS

WELL                                   WORKING INTEREST                     NET REVENUE INTEREST
----                                   ----------------                     --------------------

*FSOC DIXEL RESOURCES #1                 .83846700                              .72207110

FSOC-DIXEL RESOURCES #2                  .73720000                              .65580490

GOMEZ SO. UNIT #1                        .80743940                              .65168940

GOMEZ SO. UNIT #1-A                      .80743940                              .65168940

GOMEZ SO. UNIT #2                        .82176000                              .62700390

GOMEZ SO. UNIT #3A-1                     .41053280                              .40110350

*DIXEL RESOURCES UNIT                    .01779480                              .01402510

FSOC-LEON #1                             .55000000                              .48424110

*SABINE #1                               .12685500                              .09900440


* THE INTERESTS SET FORTH HEREIN ARE THOSE CONVEYED BY UNION PACIFIC OIL AND GAS COMPANY TO SELLER BY ASSIGNMENT, BILL OF SALE AND CONVEYANCE RECORDED IN VOLUME 688 AT PAGE 495 OF THE REAL PROPERTY RECORDS OF PECOS COUNTY, TEXAS, AND BY CORRECTION ASSIGNMENT, BILL OF SALE AND CONVEYANCE RECORDED IN VOLUME 694 AT PAGE 130 OF SAID RECORDS. AS WITH ALL OF THE WELLS SET FORTH HEREIN, SELLER HAS NOT INDEPENDENTLY VERIFIED THE AMOUNT OF SAID INTERESTS, AND PURCHASER ACKNOWLEDGES AND AGREES THAT IT IS RELYING UPON ITS OWN INVESTIGATION AND DUE DILIGENCE WITH RESPECT TO THE INTERESTS IN ALL OF THE WELLS.

                                    EXHIBIT D


       ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED FEBRUARY 22, 2000, BY AND BETWEEN NEBRASKA PUBLIC GAS AGENCY, AS SELLER, AND HUMPHREY-HILL, L.P., AS PURCHASER.


--------------------------------------------------------------------------------
                              SCHEDULE OF EQUIPMENT
--------------------------------------------------------------------------------

Seller has not independently verified its interest, if any, in the Equipment, and Purchaser acknowledges and agrees that it is relying upon its own investigation and due diligence with respect to the Equipment.


GOMEZ FIELD
PECOS COUNTY, TEXAS


FSOC-Dixel Resources #1
-----------------------
         10,000 # Well Head
         500 Bbl Steel Water Tank
         250 Bbl Open Top Fiberglass Water Tank

Gomez S. Unit #1
----------------
         10,000 # Well Head
         300 Bbl Fiberglass Open Top Tank

Gomez S. Unit #1-A
------------------
         10,000 # Well Head

Gomez S. Unit #2
----------------
         10,000 # Well Head

Gomez S. Unit # 3A-1
--------------------
         10,000 # Well Head
         300 Bbl Fiberglass open Top Water Tank

                                    EXHIBIT E

       ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED FEBRUARY 22, 2000, BY AND BETWEEN NEBRASKA PUBLIC GAS AGENCY, AS SELLER, AND HUMPHREY-HILL, L.P., AS PURCHASER.

                                    CONTRACTS

Seller has not independently verified its interest, if any, in the following Contracts, and Purchaser acknowledges and agrees that it is relying upon its own investigation and due diligence with respect to the Contracts.


1. JOINT OPERATING AGREEMENT BY AND BETWEEN FOREST OIL CORPORATION, AS OPERATOR AND LADD PETROLEUM CORPORATION, ET AL, AS NON-OPERATORS DATED MARCH 5, 1971 AND AMENDED BY AMENDMENT TO OPERATING AGREEMENT DATED OCTOBER 3, 1985, COVERING THE FSOC-LEON #1 UNIT.

2. JOINT OPERATING AGREEMENT BY AND BETWEEN LADD PETROLEUM CORPORATION, AS OPERATOR AND PETRO-LEWIS CORPORATION, AS NON-OPERATOR DATED JULY 13, 1971, COVERING THE FSOC-DIXEL RESOURCES #1 AND #2.

3. JOINT OPERATING AGREEMENT BY AND BETWEEN LADD PETROLEUM CORPORATION, AS OPERATOR, AND CLAYTON W. WILLIAMS, JR., ET AL, AS NON-OPERATORS DATED MAY 31, 1972 COVERING THE GOMEZ SOUTH UNIT #1.

4. JOINT OPERATING AGREEMENT BY AND BETWEEN LADD PETROLEUM CORPORATION, AS OPERATOR AND FLUOR CORPORATION, AS NON-OPERATOR DATED JULY 19, 1972, COVERING THE GOMEZ SOUTH UNIT #1.

5. JOINT OPERATING AGREEMENT BY AND BETWEEN LADD PETROLEUM CORPORATION, AS OPERATOR AND DIXEL RESOURCES INCORPORATED, AS NON-OPERATOR DATED NOVEMBER 1, 1972, COVERING THE FSOC-DIXEL RESOURCES UNIT #2 .

6. JOINT OPERATING AGREEMENT BY AND BETWEEN AMOCO PRODUCTION COMPANY, AS OPERATOR, AND PHILLIPS PETROLEUM COMPANY, ET AL AS NON-OPERATORS DATED APRIL 26, 1973, COVERING THE DIXEL RESOURCES UNIT.

7. JOINT OPERATING AGREEMENT BY AND BETWEEN LADD PETROLEUM CORPORATION, AS OPERATOR AND TEXAS OIL & GAS CORPORATION, ET AL, AS NON-OPERATORS DATED NOVEMBER 13, 1973, AS AMENDED BY AMENDMENT TO OPERATING AGREEMENT DATED DECEMBER 30, 1974, AS AMENDED BY AMENDMENT TO OPERATING AGREEMENT DATED FEBRUARY 4, 1976 AND AS AMENDED BY LETTER FROM GETTY OIL COMPANY TO LADD PETROLEUM CORPORATION DATED APRIL 23, 1974, COVERING THE GOMEZ SOUTH UNIT #3A-1.

8. JOINT OPERATING AGREEMENT BY AND BETWEEN LADD PETROLEUM CORPORATION, AS OPERATOR AND FLUOR OIL AND GAS CORPORATION, ET AL, AS NON-OPERATORS DATED DECEMBER 1, 1973, COVERING THE GOMEZ SOUTH UNIT #2.

9. JOINT OPERATING AGREEMENT BY AND BETWEEN CITIES SERVICE OIL AND GAS CORPORATION, AS OPERATOR, AND EXXON CORPORATION, ET AL AS NON-OPERATORS DATED AUGUST 29, 1986, COVERING THE SABINE UNIT #1.

10. AGREEMENT BY AND BETWEEN MORAN EXPLORATION, INC., AS OPERATOR, AND HUNT PETROLEUM CORPORATION, ET AL, AS NON-OPERATORS DATED MARCH 19, 1979.

11. GAS PURCHASE AGREEMENT DATED MARCH 1, 1996, BY AND BETWEEN WESTERN GAS RESOURCES, INC., AS BUYER, AND NEBRASKA PUBLIC GAS AGENCY, AS SELLER.

12. GAS SERVICE AGREEMENT DATED MAY 5, 1998, BY AND BETWEEN NEBRASKA PUBLIC GAS AGENCY AND WESTERN GAS RESOURCES, INC.

13. GOMEZ FIELD MANAGEMENT AGREEMENT BY AND BETWEEN CIMA RESOURCES, L.L.C. AND NEBRASKA PUBLIC GAS AGENCY DATED SEPTEMBER 9, 1997.

14. SALTWATER DISPOSAL AGREEMENT DATED MAY 22, 1998, FULLY EXECUTED ON JUNE 9, 1998, BETWEEN NEBRASKA PUBLIC GAS AGENCY ("NPGA") AND DALLAS OPERATING COMPANY ("DOC"), ASSIGNED BY DOC TO DIAMOND G PRODUCTION EFFECTIVE JANUARY 1, 2000.

15. GAS COMPRESSOR EQUIPMENT MASTER RENTAL AND SERVICING AGREEMENT DATED AUGUST 12, 1999, BETWEEN HANOVER COMPRESSOR COMPANY, AS LESSOR, AND NEBRASKA PUBLIC GAS AGENCY, AS LESSEE.

                                    EXHIBIT F

                              CONVEYANCE DOCUMENTS

                     ASSIGNMENT, BILL OF SALE AND CONVEYANCE

         THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE (this "Assignment") executed by NEBRASKA PUBLIC GAS AGENCY, a public body corporate and politic under the laws of the State of Nebraska, whose address is 1111 "O" Street, 2nd Floor, Lincoln, Nebraska 68508 (hereinafter called "Assignor") to HUMPHREY-HILL, L.P. a Texas limited partnership whose address is 3500 Oak Lawn Avenue, Suite 590, Dallas, TX 75219 (hereinafter called "Assignee"), dated effective at 7:00 a.m., Central Standard Time, on January 1, 2000 (hereinafter called the "Effective Date"). Assignor and Assignee are sometimes referred to collectively herein as the "Parties" or each individually as a "Party." Capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain Asset Purchase and Sale Agreement, dated February 22, 2000 (the "Agreement"), by and between Assignor and Assignee.

                                    ARTICLE I

                              CONVEYANCE OF ASSETS

         SECTION 1.01. CONVEYANCE. Assignor, for $10.00 and other good and valuable consideration in hand paid by Assignee, the receipt and sufficiency of which are hereby acknowledged and confessed, by these presents does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto
Assignee:

         All of Assignor's right, title and interest in and to the hereinafter described properties and interests in Pecos County, Texas, as such right, title and interest existed on the Effective Date, excluding the Excluded Assets (as defined below), but including the following assets (all such assets, rights, title and interests being conveyed to Purchaser hereby are collectively called the ("Purchased Assets"):

                  (a) Assignor's interests in any and all oil and gas leases covering land lying within the boundaries of the units described on EXHIBIT A attached hereto ("Lands"), whether such leases are described on EXHIBIT A, together with all mineral, royalty, overriding royalty or other interests in the oil, gas and other minerals in the Lands (collectively, the "Leases");

                  (b) Assignor's interests in the wells located on the Lands, as set forth in EXHIBIT B attached hereto (collectively, the "Wells");

                  (c) Assignor's interest in the Equipment located on the Lands as set forth on EXHIBIT C attached hereto (collectively, the "Equipment");

                  (d) Assignor's interests in the Units covering the Lands and subject to the Leases;

                  (e) Assignor's interest in all licenses and permits which relate to the Leases, Wells, Lands, Equipment and Units (collectively, the "Licenses");

                  (f) Assignor's interest in contracts and other instruments (other than bonds posted by Assignor) which concern and relate to any of the Leases, Wells, Lands, Units and/or Equipment or the operation thereof, INSOFAR AND ONLY INSOFAR as the same concern or relate to the Purchased Assets, including without limitation, oil, gas and condensate purchase and sale contracts; permits; rights-of-way; easements; servitudes; estates; surface leases; farming and farmout agreements; division orders and transfer orders; bottom hole agreements; dry hole agreements; area-of mutual interest agreements; salt water disposal agreements; geologic and geophysical agreements; acreage contribution agreements; operating agreements; balancing agreements and unit agreements; pooling agreements; pooling orders; communitization agreements; processing, gathering, compression and transportation agreements; facilities or equipment leases relating thereto or used or held for use in connection with the ownership or operation thereof or with the production, treatment, sale or disposal of Hydrocarbons; and all other contracts and agreements related to the Purchased Assets, including but not limited to the contracts described on EXHIBIT D attached hereto (collectively, the "Contracts");

                  (g) Assignor's Records and, to the extent transferable, all other contract rights, intangible rights (excluding Assignor's trademarks and service marks), inchoate rights, choses in action, rights under warranties made by prior owners, manufacturers, vendors or other third parties, and rights accruing under applicable statutes of limitation or prescription, attributable to the Purchased Assets; and

                  (h) Assignor's interest in all payments, and all rights to receive payments, including without limitation, all royalties, overriding royalties and production payments, with respect to the ownership of the production of Hydrocarbons from or the conduct of operations with respect to the Purchased Assets and the interest to be conveyed to Assignee hereunder accruing after the Effective Date.

         SECTION 1.02. EXCLUDED ASSETS. Except as specifically set forth above, the following assets, real, personal and mixed, tangible and intangible, owned by Assignor or its Affiliates, whether or not associated with or employed in the operations of the Purchased Assets (collectively, "Excluded Assets"), are not intended by the Parties to be a part of the sale and purchase contemplated hereunder and Assignor hereby EXCEPTS and RESERVES from this Assignment in favor of itself, its successors and assigns, forever, the following Excluded Assets:

                  (a) all cash, deposits, checks, funds, accounts receivable, notes receivable or similar items attributable to the Purchased Assets with respect to any period of time prior to the Effective Date, except for those funds in suspense accounts to be delivered to Assignee pursuant to the Agreement; and

                  (b) all Hydrocarbon production from or attributable to the Purchased Assets with respect to all periods prior to the Effective Date and all proceeds attributable thereto, and all Hydrocarbons that, at the Effective Date, are owned by Assignor and are in storage or otherwise held in inventory and all proceeds attributable thereto.


                                   ARTICLE II

      DISCLAIMER OF REPRESENTATIONS AND WARRANTIES, PERMITTED ENCUMBRANCES

         SECTION 2.01. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.

                  (a) EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, THE PURCHASED ASSETS ARE ASSIGNED AND CONVEYED TO ASSIGNEE WITHOUT ANY WARRANTY OF TITLE EITHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE OR OTHERWISE, EXCEPT THAT ASSIGNOR HEREBY WARRANTS ITS TITLE TO THE PURCHASED ASSETS AGAINST PERSONS OR PARTIES CLAIMING TITLE BY, THROUGH OR UNDER ASSIGNOR. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, ALL PERSONAL PROPERTY, EQUIPMENT, FIXTURES AND APPURTENANCES CONSTITUTING A PORTION OF THE PURCHASED ASSETS ARE ASSIGNED TO ASSIGNEE "AS IS", "WHERE IS," WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES AS TO PERSONAL PROPERTY, IMPROVEMENTS AND FIXTURES, ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE OR OTHERWISE, AS TO (A) MERCHANTABILITY, (B) FITNESS FOR ANY PARTICULAR PURPOSE, (C) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS AND/OR (D) CONDITION, THEREOF.

                  (b) ASSIGNOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, RECORDS OR DATA NOW, HERETOFORE, OR HEREAFTER MADE AVAILABLE TO ASSIGNEE IN CONNECTION WITH THE AGREEMENT, INCLUDING WITHOUT LIMITATION ANY DESCRIPTION OF THE PURCHASED ASSETS, PRICING ASSUMPTIONS, POTENTIAL FOR PRODUCTION OF HYDROCARBONS FROM THE PURCHASED ASSETS, OR ANY OTHER MATTERS CONTAINED IN ANY MATERIAL FURNISHED BY ASSIGNOR TO ASSIGNEE OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES.

         SECTION 2.02. PERMITTED ENCUMBRANCES. Without in any way limiting the provisions of Section 2.01 above, the Purchased Assets are assigned and conveyed by Assignor and accepted by Assignee expressly subject to the following (the "Permitted Encumbrances"):

                  (a) liens for taxes not yet due or, if due, being challenged in good faith by appropriate proceedings;

                  (b) materialmen's, mechanic's and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent and that will be paid or discharged in the ordinary course of business or, if delinquent, that are being contested in good faith in the ordinary course of business;

                  (c) easements, rights-of-way, servitudes, permits, surface leases and other rights granted to or reserved for third parties in respect of surface operations that do not materially interfere with operations of the portion of the Purchased Assets burdened thereby;

                  (d) rights reserved to or vested in any governmental authority to control or regulate any of the Leases, Wells or Units and all applicable laws, rules, regulations and orders of such authorities;

                  (e) any Title Defects that Assignor may have expressly waived in writing or which are deemed to have been waived under the Agreement;

                  (f) liens arising under operating agreements, unitization and pooling agreements, order and statutes and production sales contracts securing amounts not yet due or, if due, being contested in good faith in the ordinary course of business;

                  (g) the terms and conditions of the Leases and the Contracts;

                  (h) royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar interests;

                  (i) conventional rights of reassignment requiring notice to the holders of the rights prior to surrendering or releasing a leasehold interest;

                  (j) calls on production exercisable only at prices substantially equivalent to then current fair market value; and

                  (k) all rights to consent by, required notices to, filings with or other actions by governmental entities in connection with the conveyance of oil and gas leases or interests therein, if they are customarily obtained subsequent to the conveyance.

         By Assignee's acceptance of this Assignment, Assignee assumes and agrees to keep and perform the obligations of Assignor under the Permitted Encumbrances which accrue from and after the Effective Date.

                                   ARTICLE III

                                  MISCELLANEOUS

         SECTION 3.01. FURTHER ASSURANCES. Without limiting the provisions of
Article II above, Assignor covenants and agrees to execute and deliver to Assignee all such other and additional instruments and other documents, and take such other actions, as may be reasonably requested in order to more effectively assure to Assignee and Assignee's successors and assigns all of the respective properties, rights, interests, estates and privileges herein and hereby granted or intended so to be granted.

         SECTION 3.02. SUCCESSORS AND ASSIGNS. All of the provisions hereof shall inure to the benefit of and be binding upon the respective successors and assigns of Assignor and Assignee. All references herein to either Assignor or Assignee shall include their respective successors and assigns.

         SECTION 3.03. COUNTERPARTS. This Assignment is being executed in several originals to be effective as of the Effective Date.



                                      ASSIGNOR:

                                      NEBRASKA PUBLIC GAS AGENCY


                                      By
                                        ---------------------------------------
                                      Name
                                          -------------------------------------
                                      Title
                                           ------------------------------------

                                      ASSIGNEE:

                                      HUMPHREY-HILL, L.P.
                                      By Humphrey Oil Corp., General Partner




                                      -----------------------------------------
                                      Charles B. Humphrey, President

THE STATE OF______    )
                      ) ss.
COUNTY OF_________    )

         This instrument was acknowledged before me on __________, 2000 by _______________, as _______________ for NEBRASKA PUBLIC GAS AGENCY, a body corporate and politic under the laws of the State of Nebraska, on behalf of said corporation.



                                                  -----------------------------
                                                  Notary Public

My Commission Expires:

------------------------------------





THE STATE OF________    )
                        ) ss.
COUNTY OF___________    )

         This instrument was acknowledged before me on __________, 2000 by Charles B. Humphrey, as President of HUMPHREY OIL CORP., General Partner of HUMPHREY-HILL, L.P. a Texas limited partnership, on behalf of said partnership.




                                                  -----------------------------
                                                  Notary Public

My Commission Expires:

------------------------------------



After recording, please return instrument to:


------------------------------------

------------------------------------

------------------------------------

------------------------------------

                                    EXHIBIT G

                         SELLER'S DELIVERIES AT CLOSING


1. A certificate dated the Closing Date signed by the Secretary or an Assistant Secretary of Seller that Seller's Board of Directors has authorized the transaction contemplated by the Agreement and has authorized the executing officer or attorney in fact to execute all instruments contemplated by the transaction on behalf of Seller.

2. A certificate dated the Closing Date signed by the President or a Vice-President certifying in such detail as Buyer may reasonably request as to the fulfillment of the conditions specified in Section 10.02, Subsections (a) through (c).

3. The opinion of Seller's counsel, Kutak Rock LLP or such other counsel designated by Seller as Purchaser may approve, dated the Closing Date in a form approved by Purchaser at least three days prior to the Closing Date, which approval shall not be unreasonably withheld.

4. Letters-in-Lieu in a form approved by Seller at least three days prior to the Closing Date, executed by Seller.

                                    EXHIBIT H

                        PURCHASER'S DELIVERIES AT CLOSING


1. A certificate dated the Closing Date signed by the Secretary or an Assistant Secretary of Purchaser's General Partner that its Board of Directors has authorized the transaction contemplated by the Agreement and has authorized the executing officer or attorney in fact to execute all instruments contemplated by the transaction on behalf of the General Partner on behalf of Purchaser.

2. A certificate dated the Closing Date signed by the President or a Vice-President of Purchaser's General Partner certifying in such detail as Seller may reasonably request as to the fulfillment of the conditions specified in Section 10.01, Subsections (a) through (c).

3. The opinion of Purchaser's counsel, Mike Harrell or such other counsel designated by Purchaser as Seller may approve, dated the Closing Date in a form approved by Seller at least three days prior to the Closing Date, which approval shall not be unreasonably withheld.

                                SCHEDULE 4.02(E)
                              LITIGATION AND CLAIMS


o CASE #93-11958, 261ST COURT, TRAVIS COUNTY, TEXAS STYLED LADD PETROLEUM CORPORATION V. STATE OF TEXAS GENERAL LAND OFFICE AFFECTING STATE LEASES INCLUDED WITHIN THE GOMEZ SOUTH UNIT #1 (GOMEZ #1-D AND #1-A WELLS), THE FSOC - DIXEL GAS UNIT #2 (DIXEL #2 WELL), AND FSOC-LEON GAS UNIT (LEON #1
     WELL), PECOS COUNTY, TEXAS.


OTHER THAN THE ABOVE, NONE.

                                SCHEDULE 4.02(F)
                                  ENCUMBRANCES

         NONE

                                SCHEDULE 4.02(G)
                                      TAXES

         NONE

                                SCHEDULE 4.02(H)
                                   VIOLATIONS

         NONE

                                SCHEDULE 4.02(J)
                                    ROYALTIES


1. UNDER COVER OF LETTER DATED OCTOBER 25, 1999, KUTAK ROCK, AS COUNSEL FOR NPGA, FORWARDED TO THE TEXAS GENERAL LAND OFFICE CHECK IN THE AMOUNT OF $8,766.84. THIS PAYMENT REPRESENTED ROYALTIES UNDERPAID TO THE STATE FOR REPORTING PERIODS SEPTEMBER, 1989 THROUGH AUGUST, 1993, UNDER LEASES #M-41697, M-51858 AND M-67014, AS DETERMINED BY LIMITED REVIEW CONDUCTED BY THE ROYALTY MANAGEMENT DIVISION OF THE TEXAS GENERAL LAND OFFICE. THIS PAYMENT LEFT PENDING PENALTIES IN THE AMOUNT OF $1,612.66 AND INTEREST IN THE AMOUNT OF $6,766.84, WHICH HE GLO WAS ASKED TO WAIVE. THERE HAS NOT BEEN FINAL DISPOSITION OF THIS REQUEST.

2.       UNDER COVER OF LETTER DATED FEBRUARY 25, 1999(SIC) (RECEIVED MARCH 3,
         2000), STYLED NOTICE OF UNDERPAYMENT ON STATE LEASE (M-41697, 51858, 67014) NPGA WAS NOTIFIED OF AN UNDERPAYMENT OF ROYALTIES FOR THE REPORTING PERIODS SEPTEMBER, 1996 THROUGH AUGUST, 1998, UNDER LEASES #M-41697, M-51858 AND M-67014. THE TOTAL AMOUNT DUE FOR THIS REPORTED UNDERPAYMENT IS $37,817.24, BEING $28,891.64 IN ADDITIONAL ROYALTY, $3,300.83 IN PENALTY AND $5,624.77 IN INTEREST COMPUTED THROUGH MARCH 25, 2000.

3. STATE OF TEXAS GENERAL LAND OFFICE LEASES M-41697, M-51858, M-67014 AND M-39999 ARE INCLUDED IN LITIGATION BEING CASE #93-11958 IN THE 261ST COURT, TRAVIS COUNTY, TX, STYLED LADD PETROLEUM CORPORATION V. STATE OF TEXAS GENERAL LAND OFFICE. THE GENERAL LAND OFFICE HAS ADVISED THAT THE MAXIMUM EXPOSURE TO NPGA AND ASSIGNS IN REGARD TO THIS MATTER WOULD BE $281,000, INCLUDING PENALTIES AND INTEREST THROUGH JANUARY 31, 2000.


OTHER THAN THE ABOVE, NONE.

                                SCHEDULE 4.02(K)
                              PERMITS AND LICENSES

         NONE

                                SCHEDULE 4.02(L)
                               GOVERNMENTAL AUDITS


o THERE ARE NO ONGOING OR PLANNED AUDITS. SEE SCHEDULE 4.02(J) REGARDING AUDITS PREVIOUSLY CONDUCTED BY THE STATE OF TEXAS GENERAL LAND OFFICE, ON WHICH ROYALTIES, AND OR PENALTIES AND INTEREST AMOUNTS ARE STILL OUTSTANDING.

                                SCHEDULE 4.02(M)
                                  GAS BALANCES


              FOLLOWING ARE GAS IMBALANCES AS OF DECEMBER 31, 1999


 WELL                                                   IMBALANCE IN MCF
 ----                                                   ----------------
 DIXEL RESOURCES NO. 2                                            (2,004)

 GOMEZ SOUTH UNIT #1-A                                           (69,928)

 GOMEZ SOUTH UNIT #1-A                                            24,616

 GOMEZ SOUTH UNIT #2                                             (23,756)

 GOMEZ SOUTH UNIT 3A #1                                             (309)

 DIXEL RESOURCES UNIT #1                                          (5,056)

 FSOC-LEON #1                                                      1,097

 SABINE #1                                                             0
                                                            ------------

 TOTAL IMBALANCE AT 12/31/99                                     (75,340)

                                SCHEDULE 4.02(N)
                              ENVIRONMENTAL MATTERS

         NONE